Exhibit 10.6

EMPLOYEE MATTERS AGREEMENT

by and between

BAUSCH HEALTH COMPANIES INC.

and

BAUSCH + LOMB CORPORATION

Dated as of March 30, 2022

TABLE OF CONTENTS

		PAGE
ARTICLE I
DEFINITIONS

Section 1.01.	Certain Definitions	1

ARTICLE II
GENERAL ALLOCATION OF LIABILITIES; INDEMNIFICATION

Section 2.01.	Allocation of Employee-Related Liabilities	9
Section 2.02.	Indemnification	10
Section 2.03.	Agency Transfer Employee Liabilities	10
Section 2.04.	No Duplicate Reimbursements	10

ARTICLE III
EMPLOYEES; EMPLOYMENT AND COLLECTIVE BARGAINING AGREEMENTS

Section 3.01.	Transfers of Employment	10
Section 3.02.	Employee Agreements	12
Section 3.03.	Collective Bargaining Agreements; Labor Relations	12
Section 3.04.	Assignment of Specified Rights	12
Section 3.05.	Sponsored SpinCo Employees	12
Section 3.06.	Transfer-Related Termination Liabilities	13

ARTICLE IV
PLANS

Section 4.01.	General; Plan Participation	13
Section 4.02.	Adoption and Administration of SpinCo Plans	14
Section 4.03.	Service Credit	14

ARTICLE V
RETIREMENT PLANS

Section 5.01.	401(k) Plan	14
Section 5.02.	SpinCo Canada DC Plans	16
Section 5.03.	Legacy U.S	16
Section 5.04.	Parent Deferred Compensation Plan	17
Section 5.05.	Legacy SERP	17
Section 5.06.	Other Non-U.S	16

ARTICLE VI
HEALTH AND WELFARE PLANS; PAID TIME OFF AND VACATION

Section 6.01.	Cessation of Participation in Parent H&W Plans; Participation in SpinCo H&W Plans	17
Section 6.02.	Assumption of Health and Welfare Plan Liabilities	18
Section 6.03.	Post-Retirement Health and Welfare Benefits	18
Section 6.04.	Flexible Spending Account Plan Treatment	19
Section 6.05.	Workers’ Compensation Liabilities	19
Section 6.06.	Vacation and Paid Time Off	19
Section 6.07.	COBRA and HIPAA	19

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ARTICLE VII
INCENTIVE COMPENSATION

Section 7.01.	Cash Incentive and Cash Bonus Plans	20
Section 7.02.	B+L Separation Bonuses	20

ARTICLE VIII
TREATMENT OF OUTSTANDING EQUITY AWARDS

Section 8.01.	No Adjustments at the IPO	21
Section 8.02.	Parent RSU and PRSU Distribution Adjustments	21
Section 8.03.	Stock Option Distribution Adjustments	22
Section 8.04.	SpinCo Equity Plan	23
Section 8.05.	Employee Stock Purchase Plan; Matching Shares Program	23
Section 8.06.	Miscellaneous Terms and Actions; Tax Reporting and Withholding	23

ARTICLE IX
PERSONNEL RECORDS; PAYROLL AND TAX WITHHOLDING

Section 9.01.	Personnel Records	26
Section 9.02.	Payroll; Tax Reporting and Withholding	26

ARTICLE X
NON-U.S. EMPLOYEES AND EMPLOYEE PLANS

Section 10.01.	Special Provisions for Employees and Employee Plans Outside of the United States	26

ARTICLE XI
GENERAL AND ADMINISTRATIVE

Section 11.01.	Sharing of Participant Information	27
Section 11.02.	Cooperation	27
Section 11.03.	Vendor Contracts	27
Section 11.04.	Data Privacy	27
Section 11.05.	Notices of Certain Events	27
Section 11.06.	No Third Party Beneficiaries	28
Section 11.07.	Fiduciary Matters	28
Section 11.08.	Consent of Third Parties	28

ARTICLE XII
NON-SOLICIT; NO-HIRE

Section 12.01.	Non-Solicitation/No-Hire of Covered Service Providers	28

ARTICLE XIII
DISPUTE RESOLUTION

Section 13.01.	General	29

ARTICLE XIV
MISCELLANEOUS

Section 14.01.	General	29

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EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of March 30, 2022, is by and between BAUSCH HEALTH COMPANIES INC., a corporation incorporated under the British Columbia Business Corporations Act (“Parent”), and BAUSCH + LOMB CORPORATION, a company incorporated under the laws of Canada (the “Company” or “SpinCo”).

R E C I T A L S

WHEREAS, Parent and the Company have entered into the Master Separation Agreement, dated as of even date herewith (the “Master Separation Agreement”), pursuant to which Parent and the Company will effectuate the Transactions;

WHEREAS, as contemplated by the Master Separation Agreement, Parent and the Company desire to enter into this Agreement for the purpose of allocating between them the Assets, Liabilities and responsibilities with respect to certain employee matters (including employee compensation and benefit plans and programs);

WHEREAS, Parent and the Company have agreed that, except as otherwise specifically provided herein, the general approach and philosophy underlying this Agreement is to (a) allocate Assets, Liabilities and responsibilities to the SpinCo Group (as opposed to the Parent Group) to the extent they relate to current or former employees and other service providers primarily related to the SpinCo Assets or the SpinCo Business and (b) allocate Assets, Liabilities and responsibilities (other than those described in clause (a) above) to the Parent Group (as opposed to the SpinCo Group); and

WHEREAS, except as expressly set forth herein, this Agreement is not intended to address the matters specifically and expressly covered by the Plan of Reorganization (as defined in the Master Separation Agreement).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings; provided that capitalized terms used but not otherwise defined in this Section 1.01 shall have the respective meanings ascribed to such terms in the Master Separation Agreement:

“2021 Aggregate Cash Bonus Amount” has the meaning set forth in Section 7.01(a) hereto.

“2021 Bonus Certification Date” has the meaning set forth in Section 7.01(a) hereto.

“2021 Bonus Plan” has the meaning set forth in Section 7.01(a) hereto.

“2021 Cash Bonuses” has the meaning set forth in Section 7.01(a) hereto.

“401(k) Plan Commencement Date” means January 1, 2022 (or such later date as mutually identified by the parties, but in no event later than six (6) months following the Separation Time) or, in the case of Delayed Transfer Employees, if later, the applicable Delayed Transfer Date.

“Adjusted Parent Awards” means, collectively, the Adjusted Parent Options, the Adjusted Parent PRSUs and the Adjusted Parent RSUs.

“Adjusted Parent Option” means any Parent Option adjusted pursuant to Section 8.03(b) hereto.

“Adjusted Parent PRSU” means any Parent PRSU adjusted pursuant to Section 8.02(a) or 8.02(b) hereto.

“Adjusted Parent Deferred RSU” means any Parent Deferred RSU adjusted pursuant to Section 8.02(a) or 8.02(b) hereto.

“Adjusted Parent RSU” means any Parent RSU adjusted pursuant to Section 8.02(a) or 8.02(b) hereto.

“Agency Agreement” means any agency agreement by and between Solta Medical Ireland Limited, a member of the Solta Group (or such other applicable member of the Solta Group) and a member of the SpinCo Group (in its capacity as an “Agent” thereunder), pursuant to which the member of the SpinCo Group will act as an agent on behalf of Solta to promote the sale of certain products of the Solta Business as specified therein.

“Agency Transfer Employee” means (i) any individual who is employed by an applicable “Agent” (as defined under the applicable Agency Agreement) in a “Local Solta Business” (as defined under the applicable Agency Agreement) pursuant to the terms of the applicable Agency Agreement, (ii) any New Agency Transfer Employee who is employed by an Agent in a Local Solta Business pursuant to the terms of the applicable Agency Agreement and (iii) any other individual who is employed by the applicable Agent with respect to whom the applicable member of the Solta Group and the applicable Agent mutually agree will transfer to the Solta Group in accordance with the terms of the applicable Agency Agreement.

“Agreement” means this Employee Matters Agreement, including all of the schedules and exhibits hereto, as may be amended from time to time in accordance with its terms.

“Basket Ratio” has the meaning set forth in the Plan of Arrangement.

“Benefits Commencement Date” means (a) in the case of U.S. SpinCo Participants, January 1, 2022, (b) in the case of Non-U.S. SpinCo Participants, the date such Non-U.S. SpinCo Participant commences employment or service with the SpinCo Group in accordance with the terms of this Agreement, and (c) in the case of Delayed Transfer Employees, if later, the applicable Delayed Transfer Date.

“Benefits Transition Period” means the period, if any, beginning on the Separation Date and ending on the applicable Benefits Commencement Date (or, in the case of the SpinCo 401(k) Plan, the 401(k) Plan Commencement Date).

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA.

“Collective Bargaining Agreements” means any and all agreements, memorandums of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description, oral or written, that have been entered into between or that involve or apply to any employer and any labor organization, union, employee association, agency or employee committee or plan.

“Company” has the meaning set forth in the preamble hereto.

“Company Concentration Ratio” means the quotient obtained by dividing (i) the Parent Pre-Distribution Share Value by (ii) the Company Post-Distribution Share Value.

“Company Post-Distribution Share Value” means the fair market value of a Resulting Entity Common Shares after the consummation of the Distribution, as determined by the Parent Board (or the Parent Compensation Committee) prior to the Distribution Date in a manner intended to preserve the aggregate intrinsic value of the applicable outstanding equity awards.

“Covered Parent Service Provider” means each Parent Employee who is or was employed by a member of the Parent Group (A) on the Separation Date, (B) at any time during the six (6) month period prior to Separation Date or (C) at any time during the applicable Restricted Period. For the avoidance of doubt, a SpinCo Employee and a Solta Employee shall not constitute a Covered Parent Service Provider.

“Covered Solta Service Provider” means each (i) Solta Employee who is or was employed by any member of the Parent Group, the Solta Group or the SpinCo Group (A) on the Separation Date, (B) at any time during the six (6) month period prior to the Separation Date or (C) at any time during the applicable Restricted Period or (ii) Agency Transfer Employee. For the avoidance of doubt, a SpinCo Employee shall not constitute a Covered Solta Service Provider.

“Covered SpinCo Service Provider” means each SpinCo Employee who is or was employed or engaged by a member of the Parent Group or the SpinCo Group (A) on the Separation Date, (B) at any time during the six (6) month period prior to Separation Date or (C) at any time during the applicable Restricted Period. For the avoidance of doubt, none of a Parent Employee, a Solta Employee or an Agency Transfer Employee shall constitute a Covered SpinCo Service Provider.

“Distribution Time” means the effective time of the Distribution.

“Delayed Transfer Date” means, with respect to any applicable Delayed Transfer Employee, the applicable date he or she commences employment with a member of the SpinCo Group following the Separation Date.

“Delayed Transfer Employee” means any (i) Post-Separation Transfer Employee, (ii) Sponsored SpinCo Employee and (iii) Other Transfer Employee, in each case, who transfers employment to a member of the SpinCo Group following the Separation Time in accordance with the terms of this Agreement. For the avoidance of doubt, a New SpinCo Employee shall not constitute a Delayed Transfer Employee.

“Dual Director” means any non-employee director who, as of and immediately following the Distribution Date, serves on both the Parent Board and the SpinCo Board.

“Employee Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA, (b) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (c) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written.

“Employee Transfer Schedule” means Exhibit A attached hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

“Former Parent Employee” means (i) each individual (other than a SpinCo Employee) who, as of immediately prior to the Separation Time (or, solely for purposes of Article VIII hereof, immediately prior to the Distribution), is a former employee of any member of the Parent Group (including the Solta Group) or the SpinCo Group (and excluding, for the avoidance of doubt, any Former SpinCo Employee) and (ii) each individual who is, as of immediately prior to the Separation Time (or, solely for purposes of Article VIII hereof, immediately prior to the Distribution) on long-term disability regardless of whether such individual was last actively employed primarily with respect to the SpinCo Assets or the SpinCo Business. For the avoidance of doubt, (i) a Delayed Transfer Employee shall not constitute a Former Parent Employee and (ii) a Former Solta Employee shall constitute a Former Parent Employee.

“Former Solta Employee” means each individual (other than a SpinCo Employee) who, as of immediately prior to the Separation Time (or, solely for purposes of Article VIII hereof, immediately prior to the Distribution), is a former employee of the Parent Group, the Solta Group or the SpinCo Group who was last actively employed primarily with respect to the Solta Business (and excluding, for the avoidance of doubt, any Former SpinCo Employees).

“Former SpinCo Employee” means each individual who, as of immediately prior to the Separation Time (or, solely for purposes of Article VIII hereof, immediately prior to the Distribution), is a former employee who was last actively employed primarily with respect to the SpinCo Assets or the SpinCo Business by any member of the Parent Group or the SpinCo Group.

“H&W Plan” means any Employee Plan that is (a) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (b) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States.

“HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended, together with the rules and regulations promulgated thereunder.

“Intended Transfer Date” means the date specified for each jurisdiction of employment set forth on the Employee Transfer Schedule on which the applicable SpinCo Employees who are employed by a member of the Parent Group in such jurisdiction are intended by the parties to be transferred to a member of the SpinCo Group (or such other date as may be mutually agreed between the parties).

“Interim Period” has the meaning set forth in the applicable Agency Agreement.

“ITA” means the Income Tax Act (Canada).

“Legacy Retiree H&W Plan” means the Bausch + Lomb Post-Retirement Benefits Plan.

“Legacy SERP” means the Bausch + Lomb Supplemental Retirement Income Plan I, as amended and restated.

“Legacy U.S. Pension Plan” means The Bausch & Lomb Retirement Benefit Plans (2020 Restatement).

“Master Separation Agreement” has the meaning set forth in the recitals hereto.

“New Agency Transfer Employee” has the meaning set forth in Section 3.01(c).

“New Hire Grant” means any “initial” or “sign-on” Parent Award granted to any Parent Employee or SpinCo Employee (other than any Former Parent Employee (including any Former Solta Employee) or Former SpinCo Employee, respectively) granted by Parent on or following September 1, 2021 in connection with such applicable Parent Employee’s or SpinCo Employee’s external new hire into an executive role with Parent or SpinCo, as applicable.

“New SpinCo Employee” means any individual who is externally hired by a member of the SpinCo Group following the Separation Time.

“Non-U.S. Parent Employee” means any Parent Employee who is employed (or, in the case of former employees, was last actively employed) outside of the United States.

“Non-U.S. Parent Participant” means any Parent Participant who is employed or engaged (or, in the case of former employees, individual independent contractors or consultants, was last actively employed or engaged, as applicable) outside of the United States.

“Non-U.S. SpinCo Employee” means any SpinCo Employee who is not a U.S. SpinCo Employee.

“Non-U.S. SpinCo Participant” means any SpinCo Participant who is not a U.S. SpinCo Participant.

“Other Transfer Employee” means any individual who, upon mutual agreement of Parent and the Company, transfers employment from the Parent Group to the SpinCo Group following the Separation Time. For the avoidance of doubt, each of a Sponsored SpinCo Employee and a Post-Separation Transfer Employee is not an Other Transfer Employee.

“Parent” has the meaning set forth in the preamble hereto.

“Parent 401(k) Plan” means any Parent Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code and related trust intended to be exempt under Section 501(a) of the Code.

“Parent Awards” means, collectively, the Parent Options, the Parent PRSUs, the Parent RSUs and the Parent Deferred RSUs.

“Parent Bonus Plan” has the meaning set forth in Section 7.01 hereto.

“Parent Compensation Committee” means the Talent and Compensation Committee of the Parent Board.

“Parent Concentration Ratio” means the quotient obtained by dividing (i) the Parent Pre-Distribution Share Value by (ii) the Parent Post-Distribution Share Value.

“Parent Deferred Compensation Plan” means the Biovail Americas Corp. Executive Deferred Compensation Plan, as amended and restated effective January 1, 2009.

“Parent Deferred RSU” means each award of deferred restricted share units with respect to Parent Common Shares granted under the Parent Equity Plan.

“Parent Director” means any non-employee director serving on the Parent Board as of and immediately following the Distribution Date, provided that such non-employee director does not also serve on the SpinCo Board as of and immediately following the Distribution Date.

“Parent Employee” means each individual who, as of the Separation Time, is (a) not a SpinCo Employee and (b) either (i) actively employed by any member of the Parent Group (including the Solta Group) or the SpinCo Group, (ii) an inactive employee (including any employee on short- or long-term disability leave or other authorized leave of absence) of any member of the Parent Group (including the Solta Group) or the SpinCo Group or (iii) a Former Parent Employee. For the avoidance of doubt, a Solta Employee shall constitute a Parent Employee.

“Parent Equity Plan” means the Bausch Health Companies Inc. 2014 Omnibus Incentive Plan (As Amended and Restated, Effective as of April 28, 2020) (and any predecessor plan thereto).

“Parent ESPP” means the Bausch Health Companies Inc. 2013 Stock Purchase Plan.

“Parent FSA” means any Parent Plan that is a flexible spending account for health and dependent care expenses.

“Parent H&W Plan” means any Parent Plan that is an H&W Plan. For the avoidance of doubt, (i) Parent FSAs are Parent H&W Plans and (ii) no SpinCo H&W Plan is a Parent H&W Plan.

“Parent Matching Share Program” means the Bausch Health Companies Matching Share Program.

“Parent MRSU” means each award of matching share restricted stock units with respect to Parent Common Shares granted under the Parent Equity Plan in connection with the purchase of Parent Common Shares under either the Parent ESPP or the Parent Matching Share Program.

“Parent New CEO Grant” means each of the awards of Parent PRSUs and Parent RSUs granted on September 1, 2021 to the Parent Employee who is intended to become the CEO of Parent effective as of the Separation Date.

“Parent Option” means each outstanding option to acquire Parent Common Shares granted under the Parent Equity Plan.

“Parent Participant” means any individual who is a Parent Employee (including, for the avoidance of doubt, a Solta Employee), and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

“Parent Plan” means any Employee Plan (other than a SpinCo Plan) sponsored, maintained, administered, contributed to or entered into by any member of the Parent Group (including any member of the Solta Group). For the avoidance of doubt, no SpinCo Plan is a Parent Plan.

“Parent Post-Distribution Share Value” means the fair market value of a Parent Common Share after the consummation of the Distribution, as determined by the Parent Board (or the Parent Compensation Committee) prior to the Distribution Date in a manner intended to preserve the aggregate intrinsic value of the applicable outstanding equity awards.

“Parent Pre-Distribution Share Value” means the fair market value of a Parent Common Share prior to the consummation of the Distribution, as determined by the Parent Board (or the Parent Compensation Committee) prior to the Distribution Date in a manner intended to preserve the aggregate intrinsic value of the applicable outstanding equity awards.

“Parent PRSU” means each award of restricted share units with respect to Parent Common Shares granted under the Parent Equity Plan subject to performance-based vesting conditions.

“Parent Retained Employee Liabilities” has the meaning set forth in Section 2.01(a) hereto.

“Parent RSU” means each award of restricted share units with respect to Parent Common Shares granted under the Parent Equity Plan (other than Parent PRSUs and Parent Deferred RSUs), including, for the avoidance of doubt, any Parent MRSUs.

“Parent Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, pursuant to any Employee Plan covering or with any SpinCo Employee or Parent Employee and to which any member of the SpinCo Group or Parent Group is a party (other than SpinCo Specified Rights).

“Personnel Records” has the meaning set forth in Section 9.01 hereto.

“Post-Separation Transfer Employee” means, if any, any SpinCo Employee who, as of immediately following the Separation Date, is employed by a member of the Parent Group. For the avoidance of doubt, (i) a Post-Separation Transfer Employee is any SpinCo Employee employed by a member of the Parent Group (A) whose employment is not transferred to a member of the SpinCo Group on or prior to the Separation Date and (B) whose employment is intended to transfer from the Parent Group to a member of the SpinCo Group following the Separation Date on his or her applicable Intended Transfer Date in accordance with Section 3.01(b), and (ii) a Sponsored SpinCo Employee and an Other Transfer Employee are not a Post-Separation Transfer Employee.

“Restricted Period” means, (A) with respect to a Covered Parent Service Provider, Covered SpinCo Service Provider or Covered Solta Service Provider that holds the title of Vice President or higher (including Executive Vice President and Senior Vice President), the period (i) commencing on the Separation Time and (ii) ending on the 24-month anniversary of the Distribution Date, and (B) with respect to all other Covered Parent Service Providers, Covered SpinCo Service Providers and Covered Solta Service Providers, the period (i) commencing on the Separation Time and (ii) ending on the 12-month anniversary of the Distribution Date.

“Solta” means Solta Medical Corporation, a corporation existing under the laws of the Province of British Columbia, together with any successors thereto.

“Solta Board” means the Board of Directors of Solta.

“Solta Business” means the business, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested, discontinued or paused) of the “global aesthetics medical device” business of the BHC Group (including the Solta Group) conducted immediately prior to the Separation Time.

“Solta Director” means any non-employee director serving on the Solta Board as of and immediately following the Distribution Date (provided that such non-employee director does not also serve on the SpinCo Board as of and immediately following the Distribution Date).

“Solta Employee” means each individual (other than a SpinCo Employee) who, as of the Separation Time, is (i) actively employed primarily with respect to the Solta Business by any member of the Parent Group, the Solta Group or the SpinCo Group, (ii) an inactive employee (including any employee on short-term disability leave, parental, military or other authorized leave of absence) primarily employed with respect to the Solta Business by any member of the Parent Group, the Solta Group or the SpinCo Group and (iii) a Former Solta Employee; provided that, for the avoidance of doubt, for purposes of this Agreement, an Agency Transfer Employee shall constitute a Solta Employee.

“Solta Group” means, collectively, Solta and its subsidiaries.

“SpinCo 401(k) Plan” means any SpinCo Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code.

“SpinCo Assumed Employee Liabilities” has the meaning set forth in Section 2.01(b) hereto.

“SpinCo Awards” means the SpinCo Options and the SpinCo RSUs.

“SpinCo Bonus Plan” has the meaning set forth in Section 7.01 hereto.

“SpinCo Canada DC Plan” means any SpinCo Plan that is a defined contribution plan maintained for SpinCo Participants employed in Canada.

“SpinCo CBA” means any Collective Bargaining Agreement listed on Exhibit B hereto to the extent covering SpinCo Employees.

“SpinCo Change in Control” has the meaning set forth in Section 8.06(b) hereto.

“SpinCo Director” means any non-employee director serving on the SpinCo Board as of and immediately following the Distribution Date, regardless of whether such non-employee director serves on the Solta Board, provided that such non-employee director does not also serve on the Parent Board as of and immediately following the Distribution Date. For the avoidance of doubt, any non-employee director who serves on both the Parent Board and the SpinCo Board as of the Separation Time, but ceases to serve on the Parent Board as of the Distribution Date shall constitute a SpinCo Director for purposes of this Agreement.

“SpinCo Employee” means each individual who, (a) as of the Separation Time, is (i) actively employed primarily with respect to the SpinCo Assets or the SpinCo Business by any member of the Parent Group or the SpinCo Group (which, for the avoidance of doubt, includes any Post-Separation Transfer Employees), (ii) an inactive employee (including any employee on short-term disability leave, parental, military or other authorized leave of absence) primarily employed with respect to the SpinCo Assets or SpinCo Business by any member of the Parent Group or the SpinCo Group, (iii) a Former SpinCo Employee, (b) as of his or her date of commencement of employment with the applicable member of the SpinCo Group, is a New SpinCo Employee or (c) as of the applicable Delayed Transfer Date, an Other Transfer Employee who becomes a Delayed Transfer Employee. For the avoidance of doubt, (A) an Other Transfer Employee shall not constitute a SpinCo Employee for purposes of this Agreement unless and until his or her applicable Delayed Transfer Date, if any, and (B) a Solta Employee shall not be considered a SpinCo Employee for purposes of this Agreement (notwithstanding the fact that such Solta Employee may be employed by a member of the SpinCo Group, including pursuant to the terms of any applicable Agency Agreement or otherwise be deemed an Agency Transfer Employee).

“SpinCo Equity Plan” has the meaning set forth in Section 8.04 hereto.

“SpinCo FSAs” has the meaning set forth in Section 6.04 hereto.

“SpinCo H&W Plan” means any SpinCo Plan that is an H&W Plan. For the avoidance of doubt, SpinCo FSAs are SpinCo H&W Plans.

“SpinCo Option” has the meaning set forth in Section 8.03(a) hereto.

“SpinCo Participant” means any individual who is a SpinCo Employee, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

“SpinCo Plan” means any Employee Plan that (a) is or was sponsored, maintained, administered, contributed to or entered into by any member of the SpinCo Group, whether before, as of or after the Separation Date or (b) for which Liabilities transfer to any member of the SpinCo Group under this Agreement or pursuant to applicable Law as a result of the Distribution. For the avoidance of doubt, SpinCo Plans shall include the Legacy U.S. Pension Plan, the Legacy Retiree H&W Plan and the Legacy SERP.

“SpinCo RSU” has the meaning set forth in Section 8.02(a) hereto.

“SpinCo Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, applicable or related, in whole or in part, to the SpinCo Assets or the SpinCo Business pursuant to any Employee Plan covering or with any SpinCo Employee and to which any member of the SpinCo Group or Parent Group is a party; provided that, with respect to any Intellectual Property existing, conceived, created, developed or reduced to practice prior to the Separation Time, the foregoing rights to enjoy, benefit from or enforce any restrictive covenants related to Intellectual Property is limited to those restrictive covenants related to Intellectual Property included in the SpinCo Assets.

“Sponsored SpinCo Employee” means any SpinCo Employee working on a visa or work permit sponsored by a member of the Parent Group as of immediately prior to the Separation Time.

“U.S. Parent Participant” means any Parent Participant employed or engaged (or, in the case of former employees, individual independent contractors or consultants, last actively employed or engaged, as applicable) in the United States.

“U.S. SpinCo Employee” means any SpinCo Employee who is employed (or, in the case of former employees, was last actively employed) in the United States.

“U.S. SpinCo Participant” means any SpinCo Participant who is employed or engaged (or, in the case of former employees, individual independent contractors or consultants, was last actively employed or engaged, as applicable) in the United States.

ARTICLE II

GENERAL ALLOCATION OF LIABILITIES; INDEMNIFICATION

Section 2.01.    Allocation of Employee-Related Liabilities.

(a)    Subject to the terms and conditions of this Agreement, effective as of the Separation Time, Parent shall, or shall cause the applicable member of the Parent Group to, assume and retain, and no member of the SpinCo Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any Parent Participant or any Parent Plan, in each case, other than any SpinCo Assumed Employee Liabilities, in each case (x) whether arising before, on or after the Separation Date, (y) whether based on facts occurring before, on or after the Separation Date and (z) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of applicable Law or contract, or (ii) expressly assumed or retained, as applicable, by any member of the Parent Group pursuant to this Agreement (collectively, “Parent Retained Employee Liabilities”). For the avoidance of doubt, all Parent Retained Employee Liabilities are Parent Liabilities for purposes of the Master Separation Agreement.

(b)    Subject to the terms and conditions of this Agreement, effective as of the Separation Time, the Company shall, or shall cause the applicable member of the SpinCo Group to, assume, and no member of the Parent Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any SpinCo Participant (including, for the avoidance of doubt, any Former SpinCo Employee) or any SpinCo Plan, in each case (x) whether arising before, on or after the Separation Date, (y) whether based on facts occurring before, on or after the Separation Date and (z) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of applicable Law or contract or (ii) expressly assumed or retained, as applicable, by any member of the SpinCo Group pursuant to this Agreement (collectively, “SpinCo Assumed Employee Liabilities”), including without limitation, in the case of clause (i) above:

(ii)    employment, separation or retirement agreements or arrangements to the extent applicable to any SpinCo Participant;

(iii)    wages, salaries, incentive compensation, commissions, bonuses and other compensation payable to any SpinCo Participants, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses and other compensation are or may have been earned;

(iv)    severance or similar termination-related pay or benefits applicable to any SpinCo Participant;

(v)    claims made by or with respect to any SpinCo Participant in connection with any employee benefit plan, program or policy, without regard to when such claim is in respect of;

(vi)    workers’ compensation and unemployment compensation benefits for all SpinCo Participants;

(vii)    transaction bonus, retention and stay bonuses payable to any SpinCo Participants;

(viii)    the SpinCo CBAs;

(ix)    any applicable Law (including ERISA and the Code) to the extent related to participation by any SpinCo Participant in any Employee Plan;

(x)    any Actions, allegations, demands, assessments, settlements or judgments relating to or involving any SpinCo Participant (including, without limitation, those relating to labor and employment, wages, hours, overtime, employee classification, hostile workplace, civil rights, discrimination, harassment, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers’ compensation, continuation coverage under group health plans, wage payment, hiring practice and the payment and withholding of Taxes);

(xi)    any costs or expenses incurred in designing, establishing and administering any SpinCo Plans or payroll or benefits administration for SpinCo Participants; and

(xii)    the employer portion of any employment, payroll or similar Taxes relating to any of the foregoing or any SpinCo Participant.

For the avoidance of doubt, all SpinCo Assumed Employee Liabilities are SpinCo Liabilities for purposes of the Master Separation Agreement.

Section 2.02.    Indemnification. For the avoidance of doubt, the provisions of Article V of the Master Separation Agreement shall apply to and govern the indemnification rights and obligations of the parties with respect to the matters addressed by this Agreement.

Section 2.03.    Agency Transfer Employee Liabilities. Notwithstanding anything to the contrary herein, any Liabilities relating to the employment, or termination of employment, including in respect of any compensation or benefits, of any Agency Transfer Employees shall be subject to the terms of the applicable Agency Agreement.

Section 2.04.    No Duplicate Reimbursements. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or any other Ancillary Agreement, neither Parent nor the Company shall be required to reimburse the other party for any amounts under this Agreement if and to the extent that such party (or an applicable member of its Group) has otherwise previously reimbursed the other party (or an applicable member of its Group) for such amounts pursuant to any other Ancillary Agreement (including, for the avoidance of doubt, the Transition Services Agreement), as applicable.

ARTICLE III

EMPLOYEES; EMPLOYMENT AND

COLLECTIVE BARGAINING AGREEMENTS

Section 3.01.    Transfers of Employment.

(a)    Prior to the Separation Time, Parent and the Company shall have taken all necessary or appropriate actions to (i) cause the employment of each SpinCo Employee (other than any Delayed Transfer Employee or Former SpinCo Employee), who is employed by a member of the Parent Group as of immediately prior to the Separation Time to be transferred to a member of the SpinCo Group, effective as of or prior to the Separation Time and (ii) cause the employment of each SpinCo Employee (other than any Delayed Transfer Employee or Former SpinCo Employee), to the extent employed by a member of the SpinCo Group as of immediately prior to the Separation Time, to be continued with a member of the SpinCo Group, effective as of the Separation Time.

(b)    Following the Separation Time, (i) Parent shall, and shall cause the members of the Parent Group to, make available the services of the Post-Separation Transfer Employees, to the extent employed by a member of the Parent Group at such time, to the SpinCo Group and the SpinCo Business prior to the applicable Delayed Transfer Date, and (ii) Parent and the Company shall cooperate in good faith and use reasonable best efforts to cause the transfer and assignment of the employment of each Delayed Transfer Employee (whose employment, for the avoidance of doubt, was not transferred to a member of the SpinCo Group on or prior to the Separation Time in accordance with Section 3.01(a)) from a member of the Parent Group to an applicable member of the SpinCo Group, in each case in accordance with the terms of this Agreement, applicable Law (including any applicable automatic transfer regulations) and the terms of any applicable employment or service agreement. The transfer of such Delayed Transfer Employees shall be made by assigning such individual’s employment to a member of the SpinCo Group or, to extent required by applicable Law or otherwise determined by the parties to be necessary or appropriate, by having a member of the SpinCo Group make an offer of employment to such Delayed Transfer Employee, or by operation of any applicable automatic transfer regulations, in each case which such assignment or transfer shall be on terms and conditions of employment consistent with this Agreement and the terms and conditions of employment applicable to such Delayed Transfer Employee as of immediately prior to the applicable Delayed Transfer Date (and such other terms and conditions as may be required by applicable Law, including any applicable automatic transfer regulations). To the extent any such transfers of employment of any Delayed Transfer Employees will occur following the Distribution Date, the parties agree to mutually cooperate in good faith to cause the transfer of the employment of such individuals to the SpinCo Group as soon as possible following the Distribution Date.

(c)    During the applicable Interim Period, the Company shall, and shall cause the members of the SpinCo Group (including the applicable Agents) to, cooperate with the Solta Group in good faith and use commercially reasonable efforts to facilitate (i) the hiring of employees into the applicable Local Solta Business by the Agent under the applicable Agency Agreement or (ii) the termination of any applicable Agency Transfer Employees, in each case as soon as reasonably practicable after such Agent receives a reasonable written request from the applicable member of the Solta Group, subject to (A) such procedures as mutually determined between the applicable members of the Solta Group and the SpinCo Group and (B) applicable Law. Any new employees hired by an Agent into a Local Solta Business pursuant to this Section 3.01(c) shall, as of the date he or she commences employment with the applicable Agent, be referred to as “New Agency Transfer Employees” and shall constitute Agency Transfer Employees for purposes of this Agreement. Any and all costs relating to the hiring of the New Agency Transfer Employees that are incurred by the Parent Group, the Solta Group or the SpinCo Group, as applicable, shall constitute Parent Retained Employee Liabilities, and shall be reimbursed by Parent or Solta, as applicable, to the applicable member of the SpinCo Group, as applicable. Following the Separation Time, any Solta Employees employed by a member of the SpinCo Group as contemplated by any applicable Agency Agreement (or who otherwise constitute an Agency Transfer Employee) shall be transferred to an applicable member of the Solta Group in accordance with the terms of the applicable Agency Agreement.

(d)    Notwithstanding anything to the contrary herein, unless otherwise expressly provided by this Agreement, (i) the Company shall be responsible for, and shall reimburse Parent for, the cost of any compensation or benefits under any Employee Plan and other employment-related costs relating to any Post-Separation Transfer Employees and Sponsored SpinCo Employees, in each case that are incurred by any member of the Parent Group and that relate to the period following the Separation Time and prior to the applicable Delayed Transfer Date (including, to the extent applicable, in accordance with the terms of the Transition Services Agreement), (ii) unless and until an applicable Delayed Transfer Date occurs with respect to any Other Transfer Employee, the Parent Group shall be responsible for the cost of any compensation or benefits under any Employee Plan and other employment-related costs relating to any applicable Other Transfer Employees and that relate to the period prior to the Delayed Transfer Date and (iii) the party responsible for the cost of any compensation or benefits under any Employee Plan and other employment-related costs relating to any Agency Transfer Employees will be determined in accordance with, and subject to the terms of, the applicable Agency Agreement.

(e)    Each of the parties hereto agrees to execute, and to use their reasonable best efforts to have the applicable employees execute, any such documentation or consents as may be necessary or desirable to reflect or effectuate any such assignments or transfers contemplated by this Section 3.01. Parent and SpinCo shall cooperate in good faith with respect to any applicable information and consultation requirements under any applicable automatic transfer regulations to the extent that they apply to the transactions contemplated by this Agreement, including the transfers of SpinCo Employees contemplated by this Section 3.01.

(f)    Effective as of the Separation Time, (i) the Company shall adopt or maintain, and shall cause each member of the SpinCo Group to adopt or maintain, leave of absence programs and (ii) the Company shall honor, and shall cause each member of the SpinCo Group to honor, all terms and conditions of authorized leaves of absence which have been granted to any SpinCo Participant before the Separation Time, including such leaves that are to commence on or after the Separation Time.

(g)    In the event that the parties reasonably determine following the Separation Time that (i) any individual employed outside of the United States who is not a SpinCo Employee has inadvertently become employed by a member of the SpinCo Group (due to the operation of transfer of undertakings or similar applicable Law), the parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the Parent Group, and Parent shall reimburse the applicable members of the SpinCo Group for all compensation, benefits, severance and other employment-related costs incurred by the SpinCo Group members in employing and transferring such individuals or (ii) any individual employed outside the United States who was intended to transfer to, and become employed by, a member of the SpinCo Group pursuant to the operation of transfer of undertakings or similar applicable Law instead continues to be employed by the Parent Group, the parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the SpinCo Group, and the Company shall reimburse the applicable members of the Parent Group for all compensation, benefits, severance and other employment-related costs incurred by Parent Group members in employing and transferring such individuals.

Section 3.02.    Employee Agreements.

(a)    Except as agreed between Parent and the Company, with respect to any employment, retention, severance, restrictive covenant or similar agreements with any SpinCo Employees to which a member of the SpinCo Group is not a party, or which do not otherwise transfer to a SpinCo Group member by operation of applicable Law (including pursuant to any applicable automatic transfer regulations), the parties shall use reasonable best efforts to assign, effective as of the Separation Time or, if applicable, such other date as such SpinCo Employee transfers employment to a member of the SpinCo Group in accordance with Section 3.01 (including, any applicable Delayed Transfer Date), the applicable agreement, as applicable, to a member of the SpinCo Group, and the Company shall, or shall cause a member of the SpinCo Group to assume responsibility for, and perform and honor, such agreement in accordance with its terms, in each case as if originally entered into by such applicable member of the SpinCo Group, and the Parent Group shall cease to have any Liabilities or responsibilities with respect thereto.

(b)    Except as agreed between Parent and the Company, with respect to any employment, retention, severance, restrictive covenant or similar agreements with Parent Employees to which a member of the Parent Group is not a party, or which do not otherwise transfer to a Parent Group member by operation of applicable Law, the parties shall use reasonable best efforts to assign, effective on or before the Separation Time (or, in the case of any Agency Transfer Employees, such date as such Agency Transfer Employee transfers employment to a member of the Solta Group in accordance with the applicable Agency Agreement), the applicable agreement to a member of the Parent Group, and Parent shall, or shall cause a member of the Parent Group to assume responsibility for, and perform and honor, such agreement in accordance with its terms, in each case as if originally entered into by such applicable member of the Parent Group, and the SpinCo Group shall cease to have any Liabilities or responsibilities with respect thereto.

Section 3.03.    Collective Bargaining Agreements; Labor Relations.

(a)    From and after the Separation Time, the Company hereby agrees to comply with and honor the SpinCo CBAs and become, and fulfill its obligations as, a successor employer to the applicable Parent Group member for all purposes under the SpinCo CBAs with respect to any SpinCo Employee, and the Company assumes responsibility for, and Parent or the relevant member of the Parent Group hereby ceases to be responsible for or to otherwise have any Liability in respect of, the SpinCo CBAs to the extent they pertain to any SpinCo Employee.

(b)    To the extent required by applicable Law, any SpinCo CBA, Parent CBA or any other Collective Bargaining Agreement, the parties shall cooperate and consult in good faith to provide notice, engage in consultation, and take any similar action which may be required on its part in connection with the Separation or the Distribution.

Section 3.04.    Assignment of Specified Rights. To the extent permitted by applicable Law and the applicable agreement, if any, effective as of the Separation Time, (i) Parent hereby assigns, to the maximum extent possible, on behalf of itself and the Parent Group, the SpinCo Specified Rights, to the Company (and the Company shall be a third party beneficiary with respect thereto) and (ii) the Company hereby assigns, to the maximum extent possible, on behalf of itself and the SpinCo Group, the Parent Specified Rights, to Parent (and Parent shall be a third party beneficiary with respect thereto).

Section 3.05.    Sponsored SpinCo Employees. Each of the Company and Parent shall, and shall cause the members of the SpinCo Group and the Parent Group, respectively, to, cooperate in good faith with each other and the applicable Governmental Authorities with respect to the process of obtaining work authorization for each Sponsored SpinCo Employee to work with a member of the SpinCo Group, including but not limited to, petitioning the applicable Governmental Authorities for the transfer of each Sponsored SpinCo Employee’s (as well as any spouse or dependent thereof, as applicable) visa or work permit, or the grant of a new visa or work permit, to any SpinCo Group member. Any costs or expenses incurred with the foregoing shall constitute SpinCo Assumed Employee Liabilities. In the event that it is not legally permissible for a Sponsored SpinCo Employee to continue work with the SpinCo Group from and after the Separation Date, the Parties shall reasonably cooperate to provide for the services of such Sponsored SpinCo Employee to be made available exclusively to the SpinCo Group under an employee secondment or similar arrangement, which such costs incurred by the Parent Group (including those relating to compensation and benefits in respect of such Sponsored SpinCo Employee) shall constitute SpinCo Assumed Employee Liabilities.

Section 3.06.    Transfer-Related Termination Liabilities.

(a)    Except as expressly contemplated by this Agreement, neither the Separation or the Distribution, nor any assignment, transfer or continuation of the employment of any employees as contemplated by this Article III (or any other Ancillary Agreement) shall be deemed a termination of employment or service of any Parent Participant or SpinCo Participant for purposes of this Agreement, any Parent Plan, any SpinCo Plan or any employment, severance, retention, change in control, consulting or similar agreements, plans, policies or arrangements. Each of the Parties shall cooperate in good faith and use reasonable best efforts to avoid and mitigate, to the maximum extent possible, the incurrence of any severance or other termination-related obligations (including, without limitation, by the provision of all appropriate notices, assurances and offers of employment and the assignment and assumption of obligations or undertakings with respect to employment, compensation, benefits, protections or other obligations) in connection with the Separation, the Distribution and any assignment or transfer of employment contemplated by this Agreement or any other Ancillary Agreement.

(b)    Without limiting the generality of Section 3.06(a), in the event that any severance or other termination-related payments become payable as a result of the transfer of the employment of a SpinCo Employee contemplated by this Article III the SpinCo Group shall be solely responsible for all such severance and termination-related payments, and such amounts shall constitute SpinCo Assumed Employee Liabilities.

ARTICLE IV

PLANS

Section 4.01.    General; Plan Participation.

(a)    Except as otherwise expressly provided in this Agreement, and subject to the terms of the Transition Services Agreement, effective as of immediately prior to the applicable Benefits Commencement Date (or, in the case of the SpinCo 401(k) Plan, the 401(k) Plan Commencement Date), (i)(A) all SpinCo Participants shall cease any active participation in, and benefit accrual under, Parent Plans and (B) all members of the SpinCo Group shall cease to be participating employers under the Parent Plans and shall have no further obligations with respect to any Parent Pans, (ii) to the extent applicable, (A) all Parent Participants shall cease any participation in, and benefit accrual under, SpinCo Plans and (B) all members of the Parent Group shall cease to be participating employers under the SpinCo Plans and shall have no further obligations with respect to any Parent Plans.

(b)    Prior to the Separation Date (or, to the extent applicable, the applicable Benefits Commencement Date or the 401(k) Plan Commencement Date, as applicable), each of Parent and the Company shall take all actions necessary to effectuate the actions contemplated by this Section 4.01 and to cause (i) the applicable SpinCo Group member to assume or retain all Liabilities with respect to each SpinCo Plan and the applicable Parent Group member to assume or retain all Liabilities with respect to each Parent Plan, in each case, effective as of no later than the Separation Time and (ii) all Assets of any SpinCo Plan to be transferred to or retained by the applicable SpinCo Group member in the applicable jurisdiction and all Assets of any Parent Plan to be transferred to or retained by the applicable Parent Group member in the applicable jurisdiction, effective as of no later than the Separation Time (or such other applicable date provided by this Article IV).

(c)     Notwithstanding anything to the contrary herein, except as expressly provided in this Agreement, each SpinCo Participant shall continue to be eligible to participate in the Parent Plans during the applicable Benefits Transition Period, subject to the terms of such Parent Plans and applicable Law and, if applicable, the Transition Services Agreement. Except as set forth in Article V or Article VI, SpinCo shall be required to reimburse Parent for the cost of the SpinCo Participants’ participation in the Parent Plans during the period beginning on the Separation Date and ending on the applicable Benefits Commencement Date (or, in the case of the Parent 401(k) Plan, the 401(k) Plan Commencement Date), subject to, and in accordance with, the applicable terms of the Transition Services Agreement, to the extent applicable.

(d)    Notwithstanding anything to the contrary in this Agreement, with respect to any Solta Employees who are employed by a member of the SpinCo Group pursuant to the terms of any applicable Agency Agreement (or who otherwise constitute an Agency Transfer Employee), such Solta Employees shall, to the extent applicable, continue to be eligible to participate in the applicable SpinCo Plans until the date such Solta Employee transfers employment to a member of the Solta Group in accordance with the terms of the applicable Agency Agreement (or, if earlier, the date of his or her termination of employment), subject to the terms and conditions of such applicable SpinCo Plans; provided that the allocation of the costs of such continued participation shall be determined in accordance with the applicable Agency Agreement.

Section 4.02.    Adoption and Administration of SpinCo Plans.

(a)    To the extent necessary to comply with its obligations under this Agreement, the Company or a member of the SpinCo Group shall adopt, or cause to be adopted, at the Company’s expense, SpinCo Plans to be effective from and after the applicable Benefits Commencement Date (or, in the case of the SpinCo 401(k) Plan, the 401(k) Plan Commencement Date). Any and all costs and expenses incurred by the Parent Group before the applicable Benefits Commencement Date (or, in the case of the SpinCo 401(k) Plan, the 401(k) Plan Commencement Date) to design or establish any SpinCo Plan will be retained by Parent and will constitute Parent Retained Employee Liabilities. The Company expressly agrees to reimburse Parent for any and all costs and expenses incurred by the Parent Group before the applicable Benefits Commencement Date (or, in the case of the SpinCo 401(k) Plan, the 401(k) Plan Commencement Date) to administer any SpinCo Plan.

(b)    For the avoidance of doubt, from and after the applicable Benefits Commencement Date, the applicable member of the SpinCo Group shall be responsible for the administration of the applicable SpinCo Plan, and no member of the Parent Group shall have any Liability or obligation (including any administration obligation) with respect to any SpinCo Plans.

Section 4.03.    Service Credit. From and after the applicable Benefits Commencement Date (or, in the case of the SpinCo 401(k) Plan, the 401(k) Plan Commencement Date), for purposes of determining eligibility to participate, vesting and benefit accrual under any SpinCo Plan in which a SpinCo Participant is eligible to participate on and following the applicable Benefits Commencement Date (or, in the case of the SpinCo 401(k) Plan, the 401(k) Plan Commencement Date), such SpinCo Participant’s service with any member of the Parent Group or the SpinCo Group, as the case may be, prior to the applicable Benefits Commencement Date (or, in the case of the SpinCo 401(k) Plan, the 401(k) Plan Commencement Date) shall be treated as service with the SpinCo Group, to the extent recognized by the Parent Group or the SpinCo Group, as applicable, under an analogous Parent Plan or SpinCo Plan, as applicable, prior to the applicable Benefits Commencement Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits. Notwithstanding anything to the contrary herein, unless otherwise required by applicable Law, the SpinCo Plans covering New SpinCo Employees (which, for the avoidance of doubt, does not include any Delayed Transfer Employees) will not be required to recognize such New SpinCo Employee’s prior service with the Parent Group (if any).

ARTICLE V

RETIREMENT PLANS

Section 5.01.    401(k) Plan.

(a)    On or before the applicable 401(k) Plan Commencement Date, SpinCo or another member of the SpinCo Group will adopt the SpinCo 401(k) Plan. From and after the applicable 401(k) Plan Commencement Date, the applicable member of the SpinCo Group shall be responsible for the administration of the SpinCo 401(k) Plan, and no member of the Parent Group shall have any Liability or obligation (including any administration obligation) with respect to the SpinCo 401(k) Plan. A member of the SpinCo Group will be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the SpinCo 401(k) Plan to the U.S. Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the SpinCo 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code.

(b)    During the period, if any, between the Separation Time and the 401(k) Plan Commencement Date, each SpinCo Participant shall continue to remain eligible to participate in the Parent 401(k) Plan, subject to the terms of such plan. Effective as of the 401(k) Plan Commencement Date, each SpinCo Participant, other than a Former SpinCo Employee, who actively participates in the Parent 401(k) Plan as of immediately prior to such date (i) will cease active participation in the Parent 401(k) Plan and (ii) will become eligible to participate in the SpinCo 401(k) Plan. For the avoidance of doubt, (A) all employee pre-tax deferrals and employer contributions with respect to such active SpinCo Participants will be made to the SpinCo 401(k) Plan on and following such date and (B) any Former SpinCo Employees under the Parent 401(k) Plan as of immediately prior to such date will not become eligible to participate in the SpinCo 401(k) Plan in accordance with this Section 5.01(b) (and, for the avoidance of doubt, will continue participation under the Parent 401(k) Plan, subject to the terms of the Parent 401(k) Plan) unless and to the extent they become a Delayed Transfer Employee.

(c)    On or as soon as reasonably practicable following the 401(k) Plan Commencement Date (but not later than 180 days thereafter), the account balances (whether vested or unvested) and any related participant loans of each SpinCo Participant, other than a Former SpinCo Employee or Delayed Transfer Employee whose Delayed Transfer Date is following the 401(k) Plan Commencement Date, that is an active participant in the Parent 401(k) Plan as of immediately prior to the applicable Benefits Commencement Date will be transferred from the Parent 401(k) Plan to the SpinCo 401(k) Plan via a trust-to-trust transfer. The transfer of assets will be in cash or in kind (as determined by Parent) and will be made in accordance with applicable Law, including the Code and ERISA. For the avoidance of doubt, the account balances of any SpinCo Participants who are inactive or former participants under the Parent 401(k) Plan (including any Former SpinCo Employees) will not be transferred to the SpinCo 401(k) Plan pursuant to this Section 5.01(c) and will instead remain under the Parent 401(k) Plan (and such inactive or former participants will not become eligible to participate in the SpinCo 401(k) Plan in accordance with Section 5.01(b). Effective as of and following the time in which the applicable trust-to-trust transfer is complete, SpinCo and/or the SpinCo 401(k) Plan shall assume all Liabilities of Parent under the Parent 401(k) Plan with respect to all applicable participants in the Parent 401(k) Plan whose account balances (whether vested or unvested) were transferred to the SpinCo 401(k) Plan pursuant to this Section 5.01(c), and Parent and the Parent 401(k) Plan shall have no Liabilities to provide such participants with benefits under the Parent 401(k) Plan following such transfer. Following the time in which the trust-to-trust transfer is complete, SpinCo and/or the SpinCo 401(k) Plan shall assume all Liabilities of Parent under the Parent Plan with respect to all participants in the Parent 401(k) Plan whose balances and loans were transferred to the SpinCo 401(k) Plan pursuant to this Section 5.01(c) and Parent and the Parent 401(k) Plan shall have no Liabilities to provide such participants with benefits under the Parent 401(k) Plan following such transfer.

(d)    The account balances of any Delayed Transferred Employees whose Delayed Transfer Date occurs following the 401(k) Plan Commencement Date will not be transferred from the Parent 401(k) Plan to the SpinCo 401(k) Plan via a trust-to-trust transfer in accordance with Section 5.01(c). Instead, on or as soon as reasonably practicable following the applicable Delayed Transfer Date, such Delayed Transfer Employee will be eligible to elect a distribution of his or her account balance under the Parent 401(k) Plan, including a voluntary “rollover distribution” of such Delayed Transfer Employee’s eligible account balance under the Parent 401(k) Plan to either the SpinCo 401(k) Plan or an Individual Retirement Account (or, for the avoidance of doubt, such Delayed Transfer Employee may otherwise continue to maintain his or her account under the Parent 401(k) Plan in accordance with the terms of the Parent 401(k) Plan), as determined by each such Delayed Transfer Employee; provided that any portion of such Delayed Transfer Employee’s account balance under the Parent 401(k) Plan (including participant loans) to be “rolled over” to the SpinCo 401(k) Plan shall be done in the form of cash (i.e., no in-kind transfers will be permitted) except, for the avoidance of doubt, with respect to promissory notes evidencing participant loans. In the event that a Delayed Transfer Employee elects to roll over his or her account balance from the Parent 401(k) Plan to the SpinCo 401(k) Plan, (i) Parent and SpinCo shall cooperate in good faith to take any and all commercially reasonable efforts needed to permit each applicable Delayed Transfer Employee with an outstanding loan balance under the Parent 401(k) Plan as of the applicable Delayed Transfer Date to continue to make scheduled loan payments to the Parent 401(k) Plan after such date, pending the distribution and rollover of the promissory notes evidencing such participant loans from the Parent 401(k) Plan to the SpinCo 401(k) Plan, as provided in this Section 5.01(d), so as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding participant loans and (ii) SpinCo agrees to cause the SpinCo 401(k) Plan to accept such rollover (including participant loans), to the extent permitted by Applicable Law.

(e)    For the avoidance of doubt, all Liabilities under the Parent 401(k) Plan relating to Parent Participants and Former SpinCo Employees, including with respect to participant loans, will be retained by Parent and the Parent 401(k) Plan and will constitute Parent Retained Employee Liabilities.

(f)    Effective as of the applicable 401(k) Plan Commencement Date, with respect to U.S. SpinCo Participants who become eligible to participate in the SpinCo 401(k) Plan as of the applicable Benefits Commencement Date in accordance with Section 5.01(b), the parties will cooperate in good faith and will use commercially reasonable efforts to cause the SpinCo 401(k) Plan to recognize and maintain such U.S. SpinCo Participant’s elections (to the extent applicable and reasonable), including payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders in effect under the Parent 401(k) Plan as of immediately prior to the 401(k) Plan Commencement Date, subject to the terms of the SpinCo 401(k) Plan and applicable Law.

(g)    All contributions to be made to the Parent 401(k) Plan with respect to employee deferrals, matching contributions and employer contributions for SpinCo Participants, other than Former SpinCo Employees, who are active participants in the Parent 401(k) Plan as of immediately prior to the 401(k) Plan Commencement Date that relate to a time period ending on or prior to the 401(k) Plan Commencement Date, calculated in accordance with the terms and provisions of the Parent 401(k) Plan and applicable Law, shall be the responsibility of SpinCo under the SpinCo 401(k) Plan.

(h)    Prior to the 401(k) Plan Commencement Date, the parties shall cooperate in good faith to determine the allocation (if any) between the Parent 401(k) Plan and the SpinCo 401(k) Plan of the forfeiture account balance under the Parent 401(k) Plan outstanding as of immediately prior to the 401(k) Plan Commencement Date and, to the extent applicable, the mechanics for transferring the applicable allocable portion of such account from the Parent 401(k) Plan to the SpinCo 401(k) Plan.

Section 5.02.    SpinCo Canada DC Plans.

(a)    Effective as of the applicable Benefits Commencement Date, SpinCo or another member of the SpinCo Group will adopt the SpinCo Canada DC Plan. From and after the applicable Benefits Commencement Date, the applicable member of the SpinCo Group shall be responsible for the administration of the SpinCo Canada DC Plan, and no member of the Parent Group shall have any Liability or obligation (including any administration obligation) with respect to the SpinCo Canada DC Plan.

(b)    On or as soon as reasonably practicable following the applicable Benefits Commencement Date (but not later than 180 days thereafter), Parent or another member of the Parent Group will cause each Parent Canada DC Plan to transfer to the SpinCo Canada DC Plan, and SpinCo or another member of the SpinCo Group will cause such SpinCo Canada DC Plan to accept the transfer of, the accounts, related Liabilities and any related Assets in such Parent Canada DC Plan attributable to SpinCo Participants. The transfer of assets will be in cash or in kind (as determined by Parent) and will be made in accordance with applicable Law. From and after the applicable Benefits Commencement Date, SpinCo and the SpinCo Group will be solely and exclusively responsible for all obligations and Liabilities with respect to, or related to, benefits under the SpinCo Canada DC Plan, whether accrued before, on or after the applicable Benefits Commencement Date.

Section 5.03.     Legacy U.S. Pension Plan. Effective as of the Separation Time, the Legacy U.S. Pension Plan, which shall include The Bausch & Lomb Retirement Benefits Trust, shall be retained by the SpinCo Group in accordance with its terms. On and following the Separation Time, each Parent Participant (including each Solta Employee) who participates in the Legacy U.S. Pension Plan will cease active participation in the Legacy U.S. Pension Plan (including the accrual of any additional benefits, if any, under the Legacy U.S. Pension Plan). From and after the Distribution Date, the terms of the Legacy U.S. Pension Plan will govern the terms of distributions, if any, of any benefits payable under the Legacy U.S. Pension Plan to any Parent Participants (including Solta Employees), as the case may be. For the avoidance of doubt, any Liabilities arising from or relating to the Legacy U.S. Pension Plan and The Bausch & Lomb Retirement Benefits Trust (whether relating to Parent Participants, SpinCo Participants or SpinCo Employees) shall constitute SpinCo Assumed Employee Liabilities.

Section 5.04.    Parent Deferred Compensation Plan. Effective as of the Separation Time, the Parent Deferred Compensation Plan shall be retained by the Parent Group in accordance with its terms, and, for the avoidance of doubt, any Liabilities arising from or relating to the Parent Deferred Compensation Plan will constitute Parent Retained Employee Liabilities.

Section 5.05.    Legacy SERP. Effective as of the Separation Time, the Legacy SERP, including each of the secular trusts established thereunder, will be retained by the SpinCo Group in accordance with its terms, and, for the avoidance of doubt, any Liabilities arising from or relating to the Legacy SERP will constitute SpinCo Assumed Employee Liabilities.

Section 5.06.    Other Non-U.S. Retirement Plans. The parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to any Employee Plans that are defined contribution retirement plans or arrangements and any defined benefit pension plans or arrangements (other than the Parent Canada DC Plan) (including any statutory plans or arrangements), in each case in which any Non-U.S. SpinCo Participants participate as of immediately prior to the Separation Time (including with respect to the creation of any “mirror” plans and the transfer of any accounts, Liabilities and related Assets), which in all cases shall be consistent with the general approach and philosophy regarding the allocation of Assets and Liabilities (as expressly set forth in the recitals to this Agreement).

ARTICLE VI

HEALTH AND WELFARE PLANS; PAID TIME OFF AND VACATION

Section 6.01.    Cessation of Participation in Parent H&W Plans; Participation in SpinCo H&W Plans.

(a)    Subject to the terms of the Transition Services Agreement, effective as of the applicable Benefits Commencement Date, SpinCo or another member of the SpinCo Group will provide all health and welfare benefits under SpinCo H&W Plans to SpinCo Participants and, to the extent necessary, establish certain SpinCo H&W Plans having features (including benefit coverage options and employer contribution provisions) that are similar to the features of the corresponding Parent H&W Plans in which such SpinCo Participants participated immediately prior to the Benefits Commencement Date, except as may otherwise be mutually agreed between the parties and only to the extent that such features are commercially reasonable for SpinCo or any other member of the SpinCo Group to offer to SpinCo Participants; provided that, the parties agree and acknowledge that nothing in this Agreement shall require SpinCo or any other member of the SpinCo Group to provide all of the health and welfare benefits that were provided by Parent prior to the Benefits Commencement Date.

(b)    Without limiting the generality of Section 4.01, effective as of the applicable Benefits Commencement Date, except as otherwise provided by the terms of the Transition Services Agreement, (i) SpinCo Participants shall cease to actively participate in the Parent H&W Plans, (ii) SpinCo shall cause SpinCo Participants who participate in (or who are otherwise entitled to present or future benefits under) a Parent H&W Plan as of immediately prior to the Benefits Commencement Date to be automatically enrolled in, covered by or otherwise offered participation in, a corresponding SpinCo H&W Plan, and (iii) SpinCo shall use reasonable best efforts to cause the SpinCo H&W Plans to recognize all elections and designations (including coverage and contribution elections and beneficiary designations, continuation coverage and conversion elections, and qualified medical child support orders and other orders issued by courts of competent jurisdiction) in effect with respect to SpinCo Participants as of immediately prior to the applicable Benefits Commencement Date under the corresponding Parent H&W Plan for the remainder of the period or periods for which such elections are by their terms applicable, subject to the terms of the applicable SpinCo H&W Plan. Notwithstanding anything to the contrary herein, Former SpinCo Employees who are receiving long-term disability benefits under any Parent H&W Plan as of the Separation Time will continue participation in the applicable Parent H&W Plan providing for such long-term disability benefits, in accordance with, and subject to the terms and conditions of, such Parent H&W Plan and applicable Law (with the cost of any such benefits constituting a Parent Retained Employee Liability), and such Former SpinCo Employees will not be enrolled in, covered by or otherwise offered participation in, a corresponding SpinCo H&W Plan with respect to such long-term disability benefits.

(c)    Subject to the terms of the applicable SpinCo H&W Plan and applicable Law, SpinCo shall use its reasonable best efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to SpinCo Participants under any SpinCo H&W Plan in which any such SpinCo Participant may be eligible to participate on or after the applicable Benefits Commencement Date to the extent that such conditions, exclusions and waiting periods are not applicable to or had been previously satisfied by any such SpinCo Participant under the corresponding SpinCo H&W Plans and (ii) credit SpinCo Participants under any applicable SpinCo H&W Plan for any coinsurance or deductibles paid under any corresponding Parent H&W Plan prior to the date such SpinCo Participant becomes a participant in such applicable SpinCo H&W Plan, if any, with respect to the calendar year in which such participation commences. Such credit, if any, shall be given for the purpose of satisfying any applicable coinsurance or deductible requirements under any of the applicable SpinCo H&W Plans in which such SpinCo Participant is eligible to participate after the applicable Benefits Commencement Date.

(d)    Neither the transfer nor other movement of employment or service from any member of the Parent Group to any member of the SpinCo Group (including as contemplated by Article III) at any time before the Benefits Commencement Date shall constitute or be treated as a “status change” under the Parent H&W Plans or the SpinCo H&W Plans.

(e)    Notwithstanding anything to the contrary herein, subject to Section 6.02, during the Benefits Transition Period, if any, SpinCo Participants will continue participation in, and benefit accrual under, Parent H&W Plans, subject to an in accordance with the terms and conditions of such Parent H&W Plans and applicable Law and, if applicable, the terms and conditions of the Transition Services Agreement, and the cost of such continued participation during the Benefits Transition Period shall be reimbursed by SpinCo to Parent.

Section 6.02.    Assumption of Health and Welfare Plan Liabilities. Except as otherwise expressly provided in this Agreement and subject to Section 6.03, effective as of the Separation Time, (a) all Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred prior to the Separation Time by each SpinCo Participant under the Parent H&W Plans shall remain Liabilities of the Parent Group and shall be deemed to be Parent Retained Employee Liabilities, (b) all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred prior to the Separation Time by each SpinCo Participant under the SpinCo H&W Plans shall be assumed by the SpinCo Group, and no portion of the Liability shall be treated as a Parent Retained Employee Liability and (c) all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred on or after the Separation Time by each SpinCo Participant (whether under Parent H&W Plans or SpinCo H&W Plans) shall be retained or assumed (as applicable) by the SpinCo Group, and no portion of the Liability shall be treated as a Parent Retained Employee Liability; provided that, notwithstanding anything to the contrary herein, all Liabilities relating to, arising out of or resulting from short-term disability benefit claims by any SpinCo Participants incurred (x) on or before December 31, 2021 under any Parent H&W Plans or SpinCo H&W Plans (if applicable) shall be retained by the Parent Group (and constitute Parent Retained Employee Liabilities) and (y) following December 31, 2021 under any Parent H&W Plans or SpinCo H&W Plans shall be assumed by the SpinCo Group (and constitute SpinCo Assumed Employee Liabilities). Without limiting the generality of the foregoing, subject to Section 6.03, any and all costs, expenses or Liabilities relating to participation by SpinCo Participants in the Parent H&W Plans during the Benefits Transition Period shall constitute SpinCo Assumed Employee Liabilities and shall be reimbursed by the Company to the Parent Group, including, if applicable, in accordance with the terms of the Transition Services Agreement. For purposes of this Section 6.02, (i) a medical, dental or vision benefit claim shall be “incurred” when the relevant service is provided or item purchased, (ii) a short-term disability benefit claim shall be “incurred” when the circumstance or event giving rise to such short-term disability benefit claim first occurs and (iii) other benefit claims shall be “incurred” when any relevant benefit or payment is required to be provided or paid to the SpinCo Participant, regardless of the time of the circumstance or event giving rise to such claims. Notwithstanding anything to the contrary herein, all Liabilities relating to long-term disability benefits received by Former SpinCo Employees under a Parent H&W Plan will remain Parent Retained Employee Liabilities, regardless of when incurred.

Section 6.03.    Post-Retirement Health and Welfare Benefits. Notwithstanding anything to the contrary in Section 6.01 or Section 6.02, effective as of the Separation Time, the Legacy Retiree H&W Plan will be retained by the SpinCo Group in accordance with its terms, and, for the avoidance of doubt, any Liabilities arising from or relating to the Legacy Retiree H&W Plan will constitute SpinCo Assumed Employee Liabilities.

Section 6.04.    Flexible Spending Account Plan Treatment. Effective as of the applicable Benefits Commencement Date, the Company shall establish or designate flexible spending accounts for health and dependent care expenses (the “SpinCo FSAs”). To the extent applicable, the parties shall take all actions reasonably necessary or appropriate so that the account balances (positive or negative) under the Parent FSAs of each SpinCo Participant who has elected to participate therein in the year in which the applicable Benefits Commencement Date occurs shall be transferred, effective as of the applicable Benefits Commencement Date, from the Parent FSAs to the corresponding SpinCo FSAs. The SpinCo FSAs shall assume responsibility as of the applicable Benefits Commencement Date for all outstanding dependent care and health care claims under the Parent FSAs of each SpinCo Participant for the year in which the applicable Benefits Commencement Date occurs and shall assume the rights of and agree to perform the obligations of the analogous Parent FSA from and after the applicable Benefits Commencement Date. The parties shall cooperate in good faith to provide that the contribution elections of each such SpinCo Participant as in effect immediately before the applicable Benefits Commencement Date remain in effect under the SpinCo FSAs from and after the applicable Benefits Commencement Date.

Section 6.05.     Workers’ Compensation Liabilities. All workers’ compensation Liabilities relating to, arising out of or resulting from any claim by any SpinCo Participant that result from an accident or from an occupational disease, to the extent incurred before the Separation Time (or the applicable Delayed Transfer Date), shall be retained by Parent and shall constitute Parent Retained Employee Liabilities and (ii) all workers’ compensation Liabilities relating to, arising out of or resulting from any claim by any SpinCo Participant that results from an accident or from an occupational disease, to the extent incurred on or after the Separation Time (or the applicable Delayed Transfer Date), shall be assumed by SpinCo and shall constitute SpinCo Assumed Employee Liabilities. The parties shall cooperate with respect to any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and contracts governing the handling of claims.

Section 6.06.    Vacation and Paid Time Off. Effective as of no later than the Separation Time, the applicable SpinCo Group member shall recognize and assume all Liabilities with respect to vacation, holiday, sick leave, paid time off, floating holidays, personal days and other paid time off with respect to SpinCo Participants accrued on or prior to the Separation Time, and the Company shall credit each such SpinCo Participant with such accrual; provided, that if any such vacation or paid time off is required under applicable Law to be paid out to the applicable SpinCo Participant in connection with the Distribution, such payment will be made by the Company as of no later than the Distribution Date, and the Company will credit such SpinCo Participant with unpaid vacation time or paid time off in respect thereof; it being understood that any amount of vacation or paid time off required to be paid out in connection with the Distribution shall constitute SpinCo Assumed Employee Liabilities.

Section 6.07.    COBRA and HIPAA.

(a)    The Parent Group shall administer the Parent Group’s compliance with the health care continuation coverage requirements of COBRA, the certificate of creditable coverage requirements of HIPAA and the corresponding provisions of the Parent H&W Plans with respect to SpinCo Participants who incur a COBRA “qualifying event” occurring before the applicable Benefits Commencement Date entitling them to benefits under a Parent H&W Plan; provided that, for the avoidance of doubt, any Liabilities related thereto (i) in connection with a “qualifying event” occurring before the Separation Time shall constitute Parent Retained Employee Liabilities and (ii) in connection with a “qualifying event” occurring on or after the Separation Time shall constitute SpinCo Assumed Employee Liabilities.

(b)    The Company shall be solely responsible for all Liabilities incurred pursuant to COBRA and for administering, at the Company’s expense, compliance with the health care continuation coverage requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the SpinCo H&W Plans with respect to SpinCo Participants who incur a COBRA “qualifying event” that occurs at any time on or after the applicable Benefits Commencement Date entitling them to benefits under a SpinCo Plan and, for the avoidance of doubt, any Liabilities related thereto shall constitute SpinCo Assumed Employee Liabilities.

(c)    The parties agree that neither the Separation, the Distribution nor any assignment or transfer of the employment or services of any employee or individual independent contractor as contemplated under this Agreement shall constitute a COBRA “qualifying event” for any purpose of COBRA, and the parties shall cooperate in good faith to give effect to such intent.

ARTICLE VII

INCENTIVE COMPENSATION

Section 7.01.    Cash Incentive and Cash Bonus Plans.

(a)    Each SpinCo Participant participating in any Parent Plan or SpinCo Plan that is a cash bonus or cash incentive plan (including, without limitation, any sales incentive plan) with respect to the 2021 performance year (each, a “2021 Bonus Plan”) will remain eligible to receive a cash bonus in respect of the 2021 performance year (or any applicable 2021 quarterly performance period under any sales incentive or similar plan, as the case may be) (collectively, the “2021 Cash Bonuses”) in accordance with, and subject to, the terms and conditions of such applicable 2021 Bonus Plan (including any necessary or appropriate adjustments made to reflect the Separation Time), as determined by the Parent Compensation Committee. Following the end of the 2021 performance year, the Parent Compensation Committee (or its delegate) will certify achievement of the performance goals under the 2021 Bonus Plans in the ordinary course of business (including as to the timing of such certification) and in accordance with the terms of such 2021 Bonus Plans and shall determine the 2021 Cash Bonuses payable to the SpinCo Participants (the date of such certification, the “2021 Bonus Certification Date”). Following the Separation Time, the Company shall pay the 2021 Cash Bonuses to the SpinCo Participants on behalf of Parent in accordance with the terms of the applicable 2021 Bonus Plans (including terms relating to the timing of payment), to the extent not paid prior to the Separation Time, in an amount no less than the 2021 Aggregate Cash Bonus Amount (which shall be communicated by Parent to the Company prior to the Separation Time). For purposes of this Agreement, the “2021 Aggregate Cash Bonus Amount” shall mean an amount equal to the aggregate amount of all such 2021 Cash Bonuses actually payable to SpinCo Participants or, if the Separation Time occurs prior to the 2021 Bonus Certification Date, the 2021 Aggregate Cash Bonus Amount shall be equal to Parent’s good faith estimate as of the Separation Time of the aggregate amount of the 2021 Cash Bonuses that Parent expects will become payable to all SpinCo Participants under the 2021 Bonus Plans, in each case together with the employer portion of any applicable payroll, employment and similar taxes thereon. The 2021 Aggregate Cash Bonus Amount shall constitute a Parent Retained Employee Liability, and shall be fully satisfied by Parent prior to the Separation Time in such manner as reasonably determined by Parent in good faith.

(b)    For the 2022 performance year, (i) SpinCo Participants will not be eligible to participate in any Parent Plan that is a cash bonus or cash incentive plan (including, without limitation, any sales incentive plan) and (ii) SpinCo or another member of the SpinCo Group will establish one or more cash bonus or cash incentive plans for SpinCo Participants (each, a “SpinCo Bonus Plan”). The terms and conditions of the SpinCo Bonus Plans (including the applicable performance metrics) with respect to the 2022 performance year will be established by the SpinCo Board (or an applicable committee or delegate thereof). For the avoidance of doubt, any amounts payable under any SpinCo Bonus Plans (including with respect to the 2022 performance year) shall constitute SpinCo Assumed Employee Liabilities.

Section 7.02.    B+L Separation Bonuses. Each SpinCo Participant who, as of immediately prior to the Separation Time, is eligible to receive a cash bonus award under the Bausch + Lomb Separation Bonus Opportunity program, regardless of when payable (the “Covered Bonus Awards”), will remain eligible to receive his or her Covered Bonus Award following the Separation Time in accordance with, and subject to the terms of, the applicable agreement or program, as applicable; provided that such SpinCo Participant’s continued employment with the SpinCo Group following the Separation Time shall count towards satisfying any continuous employment requirement applicable to any such Covered Bonus Award. Any Covered Bonus Award that becomes payable to SpinCo Participants following the Separation Time will be paid by SpinCo on behalf of Parent in accordance with the terms of the applicable agreement or program (including terms relating to the timing of payment); provided, further, that 100% of the aggregate amount of such Covered Bonus Awards payable to SpinCo Participants (and the employer portion of any applicable payroll, employment and similar taxes thereon) shall constitute a Parent Retained Employee Liability.

ARTICLE VIII

TREATMENT OF OUTSTANDING EQUITY AWARDS

Section 8.01.    No Adjustments at the IPO. Except as may otherwise be provided pursuant to the express terms of any Parent RSU, Parent Deferred RSU, Parent PRSU, Parent MRSU or Parent Option, no adjustments shall be made to any Parent RSU, Parent Deferred RSU, Parent PRSU, Parent MRSU or Parent Option in connection with the execution of this Agreement or the consummation of the IPO.

Section 8.02.    Parent RSU, Parent Deferred RSU and PRSU Distribution Adjustments.

(a)     Effective as of immediately prior to the consummation of the Distribution on the Distribution Date, except as provided in Section 8.02(b) or 8.02(c), (1) each Parent RSU and Parent PRSU that is outstanding as of immediately prior to the Distribution Date that (w) was granted prior to January 1, 2022 (in the case of Parent RSUs and Parent PRSUs, other than Parent MRSUs) or was granted at any time (in the case of Parent MRSUs), (x) is not a New Hire Grant, (y) is not a Parent New CEO Grant and (z) is held by (i) a Parent Participant (other than a Former Parent Employee or Solta Employee (including any Former Solta Employee or Agency Transfer Employee)) or (ii) a SpinCo Participant (other than a Former SpinCo Employee) and (2) each Parent Deferred RSU that is outstanding as of immediately prior to the Distribution Date and held by a Dual Director, a SpinCo Director or a Parent Director, in each case shall be converted into both (I) an Adjusted Parent RSU, Adjusted Parent PRSU, Adjusted Parent Deferred RSU, respectively, and (II) an award of restricted share units with respect to Resulting Entity Common Shares (“SpinCo RSUs”), and each such Adjusted Parent RSU, Adjusted Parent PRSU, Adjusted Parent Deferred RSU and SpinCo RSU shall be subject to the same terms and conditions (including vesting and payment schedules and, if applicable, performance conditions and deferral elections) as were applicable to the corresponding Parent RSU, Parent PRSU and Parent Deferred RSU as of immediately prior to the Distribution Date; provided that from and after the Distribution Date:

(i)    the number of Parent Common Shares subject to such Adjusted Parent RSU, Adjusted Parent PRSU or Adjusted Parent Deferred RSU, as applicable, shall be equal to the number of Parent Common Shares subject to the corresponding Parent RSU, Parent PRSU or Parent Deferred RSU, as applicable, immediately prior to the Distribution Date; and

(ii)    the number of Resulting Entity Common Shares subject to such SpinCo RSU shall be determined by multiplying (A) the number of the Parent Common Shares subject to the corresponding Parent RSU, Parent PRSU or Parent Deferred RSU, as applicable, immediately prior to the Distribution Date by (B) the Basket Ratio, rounded down to the nearest whole share (provided that, in the case of any Parent PRSUs, the corresponding SpinCo RSUs shall not be subject to any performance-based vesting conditions following the Distribution Date).

(b)    Effective as of immediately prior to the consummation of the Distribution on the Distribution Date, and notwithstanding anything to the contrary in Section 8.02(a), (I) each Parent RSU and Parent PRSU that is outstanding as of immediately prior to the Distribution Date and that (1) is held by a Parent Participant and (x) was granted on or following January 1, 2022 (other than any Parent MRSUs), (y) is a New Hire Grant or (z) is the Parent New CEO Grant, (2) is held by (i) a Former Parent Employee, (ii) a Former SpinCo Employee, (iii) a Solta Employee (including any Former Solta Employee or Agency Transfer Employee), (iv) a Parent Director, (v) a Dual Director or (vi) a Solta Director (in each case of this sub-clause (2), regardless of when granted) or (3) is held by a Parent Participant that is employed in a jurisdiction where the treatment set forth in Section 8.02(a) is not permitted and (II) each Parent Deferred RSU that is outstanding as of immediately prior to the Distribution Date that is held by a Solta Director, in each case shall be converted into an Adjusted Parent RSU, Adjusted Parent PRSU or Adjusted Parent Deferred RSU, as applicable. The number of Parent Common Shares subject to such Adjusted Parent RSU, Adjusted Parent PRSU or Adjusted Parent Deferred RSU, as applicable, shall be determined by multiplying (i) the number of Parent Common Shares subject to such Parent RSU, Parent PRSU or Parent Deferred RSU, as applicable, as of immediately prior to the Distribution Date by (ii) the Parent Concentration Ratio, rounded down to the nearest whole share. Each such Adjusted Parent RSU, Adjusted Parent PRSU or Adjusted Parent Deferred RSU shall be subject to the same terms and conditions (including vesting and payment schedules and, if applicable, performance-based vesting conditions and deferral elections) as applicable to the corresponding Parent RSU, Parent PSU or Parent Deferred RSU as of immediately prior to the Distribution Date.

(c)    Effective as of immediately prior to the consummation of the Distribution on the Distribution Date, and notwithstanding anything to the contrary in Section 8.02(a), each Parent RSU and Parent PRSU that is outstanding as of immediately prior to the Distribution Date and that (1) is held by a SpinCo Participant (other than a Former SpinCo Employee) and that (x) was granted on or following January 1, 2022 (other than any Parent MRSUs) or (y) is a New Hire Grant or (2) is held by a SpinCo Participant (other than a Former SpinCo Employee) that is employed in a jurisdiction where the treatment set forth in Section 8.02(a) is not permitted, in each case shall be converted into a SpinCo RSU. The number of Resulting Entity Common Shares subject to such SpinCo RSU shall be determined by multiplying (i) the number of Parent Common Shares subject to such Parent RSU or Parent PRSU, as applicable, as of immediately prior to the Distribution Date by (ii) the Company Concentration Ratio, rounded down to the nearest whole share. Each such SpinCo RSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding Parent RSU or Parent PRSU as of immediately prior to the Distribution Date (for the avoidance of doubt, in the case of any Parent PRSUs, the corresponding SpinCo RSUs shall not be subject to any performance-based vesting conditions following the Distribution Date).

(d)    Each Parent RSU granted to each SpinCo Director in 2022 (if any) (other than, for the avoidance of doubt, any Parent Deferred RSUs) will not be adjusted in accordance with Section 8.02(a), 8.02(b) or 8.02(c) hereof, and will instead vest on a prorata basis and be settled on or prior to the Record Date in respect of the Distribution in accordance with, and subject to the terms of the applicable award agreement governing such Parent RSUs.

(e)    Notwithstanding anything to the contrary herein, with respect to any Parent PRSUs for which the applicable performance period is not yet complete or deemed complete as of the Distribution Date, the Parent Compensation Committee shall make such equitable adjustments to the applicable performance goals in light of the impact of the Distribution on such performance goals, as determined in the discretion of the Parent Compensation Committee in accordance with the terms of the Parent Equity Plan and the applicable award agreements thereunder.

Section 8.03.    Stock Option Distribution Adjustments.

(a)    Effective as of immediately prior to the consummation of the Distribution on the Distribution Date, each Parent Option (whether vested or unvested) that is outstanding as of immediately prior to the Distribution Date and that is held by a SpinCo Participant other than a Former SpinCo Employee shall be converted into an option to acquire Resulting Entity Common Shares (each, a “SpinCo Option”) and shall be subject to the same terms and conditions (including vesting and expiration schedules) as applicable to the corresponding Parent Option as of immediately prior to the Distribution Date; provided, that (i) the number of Resulting Entity Common Shares subject to such SpinCo Option shall be determined by multiplying (A) the number of Parent Common Shares subject to the corresponding Parent Option immediately prior to the Distribution Date by (B) the Company Concentration Ratio, rounded down to the nearest whole share, and (ii) the exercise price per Resulting Entity Common Shares applicable to such SpinCo Option shall be determined by dividing (A) the exercise price per Parent Common Share applicable to the corresponding Parent Option immediately prior to the Distribution Date by (ii) the Company Concentration Ratio, rounded up to the nearest whole cent.

(b)    Effective as of immediately prior to the consummation of the Distribution on the Distribution Date, each Parent Option (whether vested or unvested) that is outstanding as of immediately prior to the Distribution Date and held by (1) a Parent Participant (including any Former Parent Employee), (2) a Former SpinCo Employee or (3) a Solta Employee (including any Former Solta Employee and any Agency Transfer Employee), in each case shall be converted into an Adjusted Parent Option and shall be subject to the same terms and conditions (including vesting and expiration schedules) as applicable to the corresponding Parent Option as of immediately prior to the Distribution Date; provided, that (i) the number of Parent Common Shares subject to such Adjusted Parent Option shall be determined by multiplying (A) the number of Parent Common Shares subject to the corresponding Parent Option immediately prior to the Distribution Date by (B) the Parent Concentration Ratio, rounded down to the nearest whole share, and (ii) the exercise price per Parent Common Share applicable to such Adjusted Parent Option shall be determined by dividing (A) the exercise price per Parent Common Share applicable to the corresponding Parent Option immediately prior to the Distribution Date by (ii) the Parent Concentration Ratio, rounded up to the nearest whole cent.

(c)    Notwithstanding anything to the contrary in this Section 8.03, the exercise price, the number of shares of Parent Common Shares or Resulting Entity Common Shares, as applicable, and the terms and conditions of exercise applicable to any Adjusted Parent Option or SpinCo Option, as the case may be, shall be determined in a manner consistent with the requirements of Section 409A of the Code and other applicable tax Laws (including, if applicable, the ITA).

Section 8.04.    SpinCo Equity Plan. Effective as of the time the IPO Registration Statement is declared effective by the SEC, the Company shall adopt an equity incentive compensation plan for the benefit of eligible SpinCo Participants (the “SpinCo Equity Plan”). The Company shall prepare and file with the Securities and Exchange Commission a registration statement on an appropriate form with respect to the Resulting Entity Common Shares to be authorized for issuance under the SpinCo Equity Plan and shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable following the time the IPO Registration Statement is declared effective by the SEC. Any and all costs and expenses incurred by the Parent Group to establish and design the SpinCo Equity Plan will be retained by Parent and will constitute Parent Retained Employee Liabilities. From and after the Separation Time, (i) the Company shall retain the SpinCo Equity Plan, and all Liabilities thereunder shall constitute SpinCo Assumed Employee Liabilities, and (ii) Parent shall retain the Parent Equity Plan, and all Liabilities thereunder shall constitute Parent Retained Employee Liabilities.

Section 8.05.    Employee Stock Purchase Plan; Matching Shares Program. Prior to the Separation Time, the Parent Board or the appropriate committee or delegate thereof shall take all actions reasonably necessary to cause the Offering (as defined in the Parent ESPP) in effect under the Parent ESPP during which the Separation Time occurs (or such applicable prior Offering) to be the final Offering with respect to any SpinCo Participants. SpinCo Participants will be eligible to receive a grant of Parent MRSUs in respect of such final Offering, to the extent applicable, in accordance with, and subject to the terms of, the Parent ESPP. Following such final Offering, and notwithstanding anything to the contrary in the Parent ESPP, each SpinCo Participant shall cease participation in the Parent ESPP. Effective as of the Separation Time, SpinCo Participant shall cease eligibility to participate in the Parent Matching Shares Program.

Section 8.06.    Miscellaneous Terms and Actions; Tax Reporting and Withholding.

(a)    From and after the Distribution Date, for purposes of any SpinCo Awards received by any Parent Participant, Parent Director or Dual Director pursuant to Section 8.02 or 8.03, (i) such Parent Participant’s, Parent Director’s or Dual Director’s employment with or service to the Parent Group shall be treated as employment with and service to the SpinCo Group (including with respect to any deferral elections) and shall count towards satisfying any applicable service-based vesting requirements applicable to any such SpinCo Awards and (ii) any reference to “cause”, “good reason”, “disability”, “willful” or other similar terms applicable to such SpinCo Awards shall be deemed to refer to the definitions of “cause”, “good reason”, “disability”, “willful” or other similar terms set forth in the Parent Equity Plan (or, if applicable, in such Parent Participant’s individual employment or similar agreement with a member of the Parent Group). From and after the Distribution Date, for purposes of any Adjusted Parent Awards received by any SpinCo Participant , SpinCo Director or Dual Director pursuant to Section 8.02 or 8.03, as applicable, (A) such SpinCo Participant’s, SpinCo Director’s or Dual Director’s employment with or service to the SpinCo Group shall be treated as employment with and service to the Parent Group (including with respect to any deferral elections) and shall count towards satisfying any applicable service-based vesting requirements applicable to any such Adjusted Parent Awards and (B) any reference to “cause”, “good reason”, “disability”, “willful” or other similar terms applicable to such Adjusted Parent Awards shall be deemed to refer to the definitions of “cause”, “good reason”, “disability”, “willful” or other similar terms set forth in the SpinCo Equity Plan (or, if applicable, in such SpinCo Participant’s individual employment or similar agreement with a member of the SpinCo Group). From and after the Distribution Date, for purposes of any SpinCo Awards received by any SpinCo Participant, SpinCo Director or Dual Director pursuant to Section 8.02 or 8.03 hereof, such SpinCo Participant’s, SpinCo Director’s or Dual Director’s continued service with any member of the SpinCo Group (and, for the avoidance of doubt, in the case of any Dual Director, with any member of the Parent Group) on and following the Distribution Date shall count towards satisfying any applicable service-based vesting requirements applicable to any such SpinCo Awards (and, in accordance with Section 8.06(c) below, the Distribution shall not be deemed a termination of employment or service for purposes of such SpinCo Awards). The foregoing provisions of this Section 8.06(a) shall apply to the applicable Adjusted Parent Awards and SpinCo Awards, in each case to the extent that such provisions do not result in adverse tax consequences under Section 409A of the Code.

(b)    From and after the Distribution Date, subject to compliance with any applicable requirements under Section 409A of the Code (if applicable), (x) any reference to a “change in control,” “change of control” or similar term applicable to any Adjusted Parent Award contained in any applicable award agreement, employment or services agreement or the Parent Equity Plan shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in such award agreement, employment or services agreement or the Parent Equity Plan (a “Parent Change in Control”) and (y) any reference to a “change in control,” “change of control” or similar term applicable to any SpinCo Award contained in any applicable award agreement, employment or services agreement or the SpinCo Equity Plan shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in the SpinCo Equity Plan (a “SpinCo Change in Control”).

(c)    For the avoidance of doubt, the Distribution shall not, in and of itself, be treated as either a Parent Change in Control or a SpinCo Change in Control. Neither the Separation, the Distribution nor any assignment, transfer or continuation of the employment of employees as contemplated by Article III shall, in any such case, be deemed a termination of employment or service of any SpinCo Participant, Parent Participant, SpinCo Director, Parent Director, Solta Director or Dual Director or otherwise constitute a Parent Change in Control or SpinCo Change in Control, in each such case for purposes of the Parent Equity Plan, the SpinCo Equity Plan or any Adjusted Parent Award or SpinCo Award, as applicable. Without limiting the generality of the foregoing, to the extent Parent determines it necessary or desirable, each Parent RSU, Parent PRSU or Parent Option, as the case may be, shall be amended to expressly clarify the same.

(d)    From and after the Distribution Time, all Adjusted Parent Awards, regardless of by whom held, shall be granted under and subject to the terms of the Parent Equity Plan and shall be settled by Parent, and all SpinCo Awards, regardless of by whom held, shall be granted under and subject to the terms of the SpinCo Equity Plan and shall be settled by the Company.

(e)    The Company shall be responsible for the settlement of cash dividend equivalents on any Adjusted Parent Awards or SpinCo Awards held by a SpinCo Participant or SpinCo Director, and Parent shall be responsible for the settlement of cash dividend equivalents on any Adjusted Parent Awards or SpinCo Awards held by a Parent Participant or Parent Director; provided that (i) with respect to SpinCo Awards held by Parent Participants or Parent Directors (for which Parent is obligated to settle the applicable cash dividend equivalents in accordance with this Section 8.06(e) on behalf of SpinCo), prior to the date any such settlement is due, the Company shall pay Parent in cash amounts required to settle any dividend equivalents accrued following the Distribution Time and (ii) with respect to any Adjusted Parent Awards held by SpinCo Participants or SpinCo Directors (for which SpinCo is obligated to settle the applicable cash dividend equivalents in accordance with this Section 8.06(e) on behalf of Parent) prior to the date any such settlement is due, Parent shall pay SpinCo in cash amounts required to settle any dividend equivalents accrued following the Distribution Time. With respect to a Dual Director, the Company shall be responsible for the settlement of cash dividend equivalents on any SpinCo Awards, and Parent shall be responsible for the settlement of cash dividend equivalents on any Adjusted Parent Awards.

(f)    Unless otherwise required by applicable Law and notwithstanding anything in Section 9.02 of this Agreement to the contrary, (i) the applicable member of the SpinCo Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of SpinCo Participants relating to any Adjusted Parent Awards or SpinCo Awards and (ii) the applicable member of the Parent Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of Parent Participants relating to any Adjusted Parent Awards or SpinCo Awards. The parties shall facilitate performance by the other party of its obligations hereunder by promptly remitting amounts withheld in respect of any Adjusted Parent Awards or SpinCo Awards, as applicable, directly to the applicable Governmental Authority on such other party’s behalf or to the other Party for remittance to such Governmental Authority. The parties will cooperate and communicate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient and appropriate manner.

(g)    The Company shall prepare and file with the SEC a registration statement on an appropriate form with respect to the Resulting Entity Common Shares subject to the Parent Awards converted into SpinCo Awards pursuant to this Article VIII and shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable following the Distribution Date and to maintain the effectiveness of such registration statement covering such SpinCo Awards (and to maintain the current status of the prospectus contained therein) for so long as any such SpinCo Awards remain outstanding.

(h)    Prior to the Distribution Time, each party shall take all such steps as may be required to cause any dispositions of Parent Common Shares (including Parent Awards or any other derivative securities with respect to Parent Common Shares) or acquisitions of Resulting Entity Common Shares (including SpinCo Awards or any other derivative securities with respect to Resulting Entity Common Shares) resulting from the Distribution or the transactions contemplated by this Agreement or the Master Separation Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent or who are or will become subject to such reporting requirements with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. With respect to those individuals, if any, who, subsequent to the Distribution Date, are or become subject to the reporting requirements under Section 16(a) of the Exchange Act, as applicable, the Company shall administer any Parent Award converted into a SpinCo Award pursuant to this Article VIII in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such converted Parent Award complied with such rule prior to the Distribution Date.

(i)    From and after the Distribution Date, each of Parent and the Company shall cooperate in good faith to facilitate the orderly administration of the Adjusted Parent Awards and SpinCo Awards held by Parent Participants, SpinCo Participants, Parent Directors, SpinCo Directors, Solta Directors and Dual Directors, as applicable, including, without limitation, the sharing of information relating to such individuals’ employment or service status with the Parent Group (including the Solta Group) or the SpinCo Group, as applicable, as well as other information relating to the vesting and forfeiture of Adjusted Parent Awards or SpinCo Awards, tax withholding and reporting and compliance with applicable Law.

(j)    Notwithstanding anything to the contrary herein, all adjustments to Parent Awards contemplated by this Article VIII shall be made in accordance with the terms and conditions of the Parent Equity Plan and, to the extent applicable, in a manner consistent with the requirements of Section 409A of the Code and other applicable tax laws (including the ITA).

(k)    For the avoidance of doubt, (i) the adjustments described in Section 8.02 and Section 8.03 reflect the adjustments that shall be made to the Parent Awards that are outstanding as of immediately prior to the Distribution Date, as a result of, and after giving effect to, the consummation of all of the transactions, in the aggregate, that collectively constitute the Distribution, as detailed in the Plan of Arrangement and the Master Separation Agreement and (ii) for purposes of the treatment of outstanding equity incentive awards set forth in this Article VIII, an individual’s employment status with respect to Parent, SpinCo or Solta, as the case may be, including whether such individual is a current or former employee thereof, shall be determined by reference to such individual’s applicable employment status as of immediately prior to the Distribution.

Section 8.07.    Canadian Participants. Notwithstanding the other provisions of this Article VIII, it is the intention of the Parties that the adjustments to Parent Awards contemplated by this Article VIII be completed on a tax-neutral basis under the provisions of the ITA, to the extent applicable. This being the case, notwithstanding anything to the contrary in Section 8.02, a particular Parent Award may be further adjusted in the manner set forth in this Section 8.07 if the Parent Award is (i) subject to the provisions of subsection 7(1) of the ITA, and (ii) held by an individual that is a resident of Canada for purposes of the ITA, or is held by an individual who is not a resident of Canada for purposes of the ITA and who was granted the Parent Award in respect of, in the course of, or by virtue of duties of any office or employment performed in Canada (each, a “Canadian Participant”). In no event shall the In-the-Money Amount (as defined in the Plan of Arrangement) of an Adjusted Parent Award and/or SpinCo Award, as applicable, provided to a Canadian Participant pursuant to Section 8.02 (as determined immediately following the time of such adjustments described in Sections 8.02) exceed the In-the-Money Amount of the corresponding Parent Award immediately prior to such adjustments, as determined on a Parent Award-by-Parent Award basis. Accordingly, and in furtherance of the foregoing, with respect to any Parent Award held by a Canadian Participant that is outstanding as of immediately prior to the Distribution Date, in the event that the aggregate In-the-Money-

Amount of the applicable Adjusted Parent Award and/or SpinCo Award provided to such Canadian Participant pursuant to Section 8.02 (as determined immediately after such adjustments), as applicable, exceeds the aggregate In-the-Money Amount of such corresponding Parent Award (as determined immediately prior to such adjustments), then the Parent Board (or an applicable committee thereof) and the SpinCo Board (or any applicable committee thereof) shall cooperate and agree to a further adjustment in the number of Parent Shares underlying the applicable Adjusted Parent Award and/or the number of Resulting Entity Common Shares underlying the applicable SpinCo Award (or any combination thereof), as applicable, in each case in order to ensure that any such excess in the In-the-Money Amount is reduced to nil, and the Parent Board (or any applicable committee thereof) and/or the SpinCo Board (or any applicable committee thereof), as applicable, shall cause such further adjustments to be made with any such further adjustment deemed to be effective as of the time of the adjustments set forth in Section 8.02.

ARTICLE IX

PERSONNEL RECORDS; PAYROLL AND TAX WITHHOLDING

Section 9.01.    Personnel Records. To the extent permitted by applicable Law, each of the SpinCo Group and the Parent Group shall be permitted by the other to access and retain copies of such records, data and other personnel-related information in any form (“Personnel Records”) as may be necessary or appropriate to carry out their respective obligations under this Agreement, the Master Separation Agreement, any of the Ancillary Agreements or applicable Law, and for the purposes of administering their respective employee benefit plans and policies. All Personnel Records shall be accessed, retained, held, used, copied and transmitted in accordance with all applicable Laws, policies and agreements between the parties hereto.

Section 9.02.    Payroll; Tax Reporting and Withholding.

(a)    Subject to the obligations of the parties as set forth in the Transition Services Agreement, effective as of no later than the Separation Time (or, in the case of any Delayed Transfer Employee, if later, the applicable Delayed Transfer Date), (i) the members of the SpinCo Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the SpinCo Employees and for any Liabilities with respect to garnishments of the salary and wages thereof and (ii) the members of the Parent Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the Parent Employees and for any Liabilities with respect to garnishments of the salary and wages thereof.

(b)    To the extent consistent with the terms of the Tax Matters Agreement, the party that is responsible for making a payment hereunder shall be responsible for (i) making the appropriate withholdings, if any, attributable to such payments and (ii) preparing and filing all related required forms and returns with the appropriate Governmental Authority.

(c)    With respect to SpinCo Employees, the parties shall (i) treat the Company (or the applicable member of the SpinCo Group) as a “successor employer” and Parent (or the applicable member of the Parent Group) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, for purposes of taxes imposed under the U.S. Federal Unemployment Tax Act or the U.S. Federal Insurance Contributions Act, and (ii) cooperate and use reasonable best efforts to implement the alternate procedure described in Section 5 of Revenue Procedure 2004-53.

ARTICLE X

NON-U.S. EMPLOYEES AND EMPLOYEE PLANS

Section 10.01.    Special Provisions for Employees and Employee Plans Outside of the United States.

(a)    From and after the date hereof, to the extent not addressed in this Agreement, the parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to (i) Non-U.S. Parent Participants and Non-U.S. SpinCo Participants and (ii) employees and employee-, compensation- and benefits-related matters with respect to Non-U.S. Parent Participants and Non-U.S. SpinCo Participants (including Employee Plans covering Non-U.S. Parent Participants and Non-U.S. SpinCo Participants), which in all cases shall be consistent with the general approach and philosophy regarding the allocation of Assets and Liabilities (as expressly set forth in the recitals to this Agreement).

(b)    Without limiting the generality of Section 3.03(a), to the extent required by applicable Law or the terms of any SpinCo CBA or similar employee representative agreement, SpinCo or a member of the SpinCo Group, as applicable, shall become a party to the applicable collective bargaining, works council, or similar arrangements with respect to SpinCo Employees located outside of the United States and shall comply with all obligations thereunder from and after the Separation Time.

ARTICLE XI

GENERAL AND ADMINISTRATIVE

Section 11.01.    Sharing of Participant Information. To the maximum extent permitted under applicable Law, Parent and the Company shall share, and shall cause each member of its respective Group to reasonably cooperate with the other party hereto to (i) share, with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the Parent Plans and the SpinCo Plans (including notifications regarding the termination of employment or service of any SpinCo Participant or Parent Participant to the extent relevant to the administration of a Parent Plan or SpinCo Plan, as the case may be), (ii) facilitate the transactions and activities contemplated by this Agreement and (iii) resolve any and all employment-related claims regarding SpinCo Participants. The Company and its respective authorized agents shall, subject to applicable Laws, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the Parent Group, to the extent reasonably necessary for such administration. Parent Group members shall be entitled to retain copies of all Company Books and Records relating to the subjects of this Agreement in the custody of the Parent Group, subject to the terms of the Master Separation Agreement and applicable Law.

Section 11.02.    Cooperation. Following the date of this Agreement, the parties shall, and shall cause their respective Subsidiaries to, to cooperate in good faith with respect to any employee compensation or benefits matters that either party reasonably determines require the cooperation of the other party in order to accomplish the objectives of this Agreement (including, without limitation, relating to any audits by any Governmental Authorities); provided that nothing herein shall be deemed to require any member of the SpinCo Group to administer any Parent Plan or to require any member of the Parent Group to administer any SpinCo Plan, in each case at any time on or following the Separation Time.

Section 11.03.    Vendor Contracts. Prior to the Benefits Commencement Date, Parent and SpinCo will cooperate in good faith and use commercially reasonable best efforts to (a) negotiate with the current third-party providers to separate and assign to the SpinCo Group (or SpinCo Plans) the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, third-party administrator agreement, letter of understanding or similar arrangement that pertains to one or more Parent Plans (each, a “Vendor Contract”), to the extent that such rights or obligations pertain to SpinCo Participants, or, in the alternative, to negotiate with the current third-party providers to provide similar services to a SpinCo Plan on similar terms under separate contracts with a member of the SpinCo Group or the SpinCo Plans, as applicable, and (b) to the extent permitted by the applicable third-party provider, obtain and maintain pricing discounts or other preferential terms for the Parent Group and SpinCo Group under the applicable Vendor Contracts.

Section 11.04.    Data Privacy. Notwithstanding anything to the contrary herein, the parties agree that any applicable data privacy laws and any other obligations of the Parent Group and the SpinCo Group to maintain the confidentiality of any employee information held by any member of the Parent Group or the SpinCo Group, as applicable, or any information held in connection with any Employee Plans in accordance with applicable Law will govern the disclosure of employee information between the parties under this Agreement. Each of Parent and SpinCo will ensure that it has in place appropriate technical and organizational security measures to protect the personal data of the Parent Participants and SpinCo Participants, respectively.

Section 11.05.    Notices of Certain Events. Each of the Company and Parent shall promptly notify and provide copies to the other of: (a) written notice from any Person alleging that the approval or consent of such

Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any written notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Master Separation Agreement; and (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the SpinCo Group or the Parent Group, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement or the Master Separation Agreement; provided that the delivery of any notice pursuant to this Section 11.05 shall not affect the remedies available hereunder to the party receiving such notice.

Section 11.06.    No Third Party Beneficiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall: (a) create any obligation on the part of any member of the SpinCo Group or any member of the Parent Group to retain the employment or services of any current or former employee, director, independent contractor or other service provider; (b) be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee or service provider of any member of the Parent Group or the SpinCo Group (or any beneficiary or dependent thereof) under this Agreement, the Master Separation Agreement, any Parent Plan or SpinCo Plan or otherwise; (c) preclude the Company or any SpinCo Group member (or, in each case, any successor thereto), at any time after the Separation Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any SpinCo Plan, any benefit under any SpinCo Plan or any trust, insurance policy, or funding vehicle related to any SpinCo Plan (in each case in accordance with the terms of the applicable arrangement); (d) preclude Parent or any Parent Group member (or, in each case, any successor thereto), at any time after the Separation Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Parent Plan, any benefit under any Parent Plan or any trust, insurance policy, or funding vehicle related to any Parent Plan (in each case in accordance with the terms of the applicable arrangement); or (e) confer any rights or remedies (including any third-party beneficiary rights) on any current or former employee or service provider of any member of the Parent Group or the SpinCo Group or any beneficiary or dependent thereof or any other Person.

Section 11.07.    Fiduciary Matters. Parent and the Company each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 11.08.    Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or Governmental Authority), the parties shall cooperate in good faith and use reasonable best efforts obtain such consent, and if such consent is not obtained, to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the parties shall negotiate in good faith to implement the provision in a mutually satisfactory manner. A party’s obligation to use its “reasonable best efforts” shall not require such party to take any action to the extent it would reasonably be expected to (i) jeopardize, or result in the loss or waiver of, any attorney-client or other legal privilege, (ii) contravene any applicable Law or fiduciary duty, (iii) result in the loss of protection of any Intellectual Property or other proprietary information or (iv) incur any non-routine or unreasonable cost or expense.

ARTICLE XII

NON-SOLICIT; NO-HIRE

Section 12.01.    Non-Solicitation/No-Hire of Covered Service Providers.

(a)    During the applicable Restricted Period, SpinCo shall not, and shall cause the other members of the SpinCo Group not to, (i) solicit or induce, or attempt to solicit or induce, any Covered Parent Service Provider or Covered Solta Service Provider to terminate his or her employment or service relationship with any member of the Parent Group or the Solta Group, as applicable, or (ii) hire or engage any Covered Parent Service Provider or Covered Solta Service Provider; provided, that the restrictions set forth in clause (i) of this Section 12.01(a) shall not prohibit a member of the SpinCo Group from placing public advertisements or conducting any other form of general solicitation that is not specifically targeted toward a Covered Parent Service Provider or Covered Solta Service Provider (provided that nothing in this proviso shall permit the hiring or engagement of any such Covered Parent Service Provider or Covered Solta Service Provider who responds to any such public advertisement or general solicitation). Notwithstanding anything to the contrary in this Section 12.01(a), subject to approval in the discretion of Parent’s Chief Executive Officer or Parent’s Chief Human Resources Officer (with respect to Covered Parent Service Providers) or Solta’s Chief Executive Officer or Solta’s Chief Human Resources Officer (with respect to Covered Solta Service Providers), the limitations provided for in this Section 12.01(a) may be waived at the written request of SpinCo. Notwithstanding anything to the contrary herein, (A) nothing in this Section 12.01(a) shall prohibit the SpinCo Group from hiring a New Agency Transfer Employee upon the prior written request of the Solta Group (as contemplated by Section 3.01(c) hereof) and (B) for the avoidance of doubt, the SpinCo Group’s employment of any Agency Transfer Employees (including, for the avoidance of doubt, any New Agency Transfer Employees) in accordance with the terms of any applicable Agency Agreement shall not be deemed to breach or otherwise violate SpinCo’s obligations under this Section 12.01(a).

(b)    During the applicable Restricted Period, Parent shall not, and shall cause the other members of the Parent Group (including, for the avoidance of doubt, the Solta Group) not to, (i) solicit or induce, or attempt to solicit or induce, any Covered SpinCo Service Provider to terminate his or her employment or service relationship with any member of the SpinCo Group or (ii) hire or engage any Covered SpinCo Service Provider; provided, that the restrictions set forth in clause (i) of this Section 12.01(b) shall not prohibit a member of the Parent Group from placing public advertisements or conducting any other form of general solicitation that is not specifically targeted toward a Covered SpinCo Service Provider (provided that nothing in this proviso shall permit the hiring or engagement of any such Covered SpinCo Service Provider who responds to any such public advertisement or general solicitation). Notwithstanding anything to the contrary in this Section 12.01(b), subject to approval in the discretion of SpinCo’s Chief Executive Officer or SpinCo’s Chief Human Resources Officer, the limitations provided for in this Section 12.01(b) may be waived at the written request of Parent.

(c)    The parties agree and acknowledge that Solta shall be an express third-party beneficiary hereunder with respect to SpinCo’s obligations under Section 12.01(a), to the extent related to any Covered Solta Service Providers and, accordingly, that Solta shall have all of the rights and remedies (including to the right to obtain injunctive relief against any breach or prospective breach of such obligations) as are afforded under this Agreement to Parent and the other members of the Parent Group.

ARTICLE XIII

DISPUTE RESOLUTION

Section 13.01.    General. The provisions of Article VIII of the Master Separation Agreement shall apply, mutatis mutandis, to all disputes, controversies, or claims (whether arising in contract, tort, or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby.

ARTICLE XIV

MISCELLANEOUS

Section 14.01.    General. The provisions of Article XI of the Master Separation Agreement (other than Section 11.9 and Section 11.19 of the Master Separation Agreement) are hereby incorporated by reference into and deemed part of this Agreement and shall apply, mutatis mutandis, as if fully set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Thomas J. Appio
	Name:	Thomas J. Appio
	Title:	CEO, Pharma Business

BAUSCH + LOMB CORPORATION

By:	/s/ Joseph C. Papa
	Name:	Joseph C. Papa
	Title:	Chief Executive Officer

[Signature Page to Employee Matters Agreement]